UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Paylocity Holding Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

paylocity

Forward Together.

Notice of Annual Meeting of Stockholders and Proxy Statement

Letter to
Stockholders
October 22, 2026
Dear Stockholder:
You are cordially invited to attend this year’s Annual Meeting of Stockholders of Paylocity Holding Corporation on December 3, 2026, at 8:30 a.m. Central Time. The Annual Meeting of Stockholders will be conducted virtually via a live webcast. You will be able to listen to the Annual Meeting of Stockholders, submit your questions, and vote during the live webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/PCTY2026 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials (the "Notice"), on your proxy card or in the instructions that accompanied your proxy materials.
We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. On or about October 22, 2026, we mailed to our stockholders the Notice containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended June 30, 2026, over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, 2026 Annual Report and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the Annual Report and Proxy Statement on the Internet, both of which are available at www.proxyvote.com.
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the virtual meeting, you will have the right to revoke the proxy and vote your shares during the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
Sincerely,

Toby J. Williams President and Chief Executive Officer

Paylocity 2027 Proxy Statement	1

Notice of 2027 Annual Meeting of Stockholders

Date
Thursday, December 3, 2026 at 8:30 a.m. Central Time

Place
Virtually at www.virtualshareholdermeeting.com/PCTY2026

Record Date
You can vote if you were a stockholder of record at the close of business on October 6, 2026. Attendance at the meeting is limited to stockholders or their proxy holders and Company guests. Only stockholders or their valid proxy holders may address the meeting.

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders to be held on December 3, 2026.

A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, is available on the Internet and may be viewed at www.proxyvote.com.

Purposes

Proposal No. 1
To elect Steven R. Beauchamp, Linda M. Breard, Virginia G. Breen, Robin L. Pederson, Andres D. Reiner, Kenneth B. Robinson, Steven I. Sarowitz, Ronald V. Waters III and Toby J. Williams as directors to hold office until the 2028 annual meeting of stockholders and until their respective successors are elected and qualified.
FOR each director nominee

Proposal No. 2 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027. FOR

Proposal No. 3 To vote on a non-binding basis to approve the compensation of our named executive officers. FOR

Proposal No. 4 To vote to approve the Second Amended and Restated 2023 Equity Incentive Plan. FOR

To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.
Voting
IMPORTANT: Please vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you attend the meeting, you may choose to vote online at the meeting even if you have previously voted your shares. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted.
Mailing
On or about October 22, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2026 Annual Report to Stockholders and how to vote.
For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices.

Attending the Meeting
The meeting will be held virtually at www.virtualshareholdermeeting.com/PCTY2026.
•Meeting starts at 8:30 a.m. Central Time.
•Please have your 16-digit control number to join the Annual Meeting.
•The use of recording devices is not allowed.
Questions
For Questions Regarding:	Contact:
Annual meeting	Paylocity Investor Relations Investors@paylocity.com
Stock ownership for registered holders	Equiniti Shareowner Services (800) 468-9716 (within the U.S. and Canada) or 651-450-4064 (worldwide) or www.shareowneronline.com
Stock ownership for beneficial holders	Please contact your broker, bank or other nominee
Voting for registered holders	Paylocity Investor Relations Investors@paylocity.com
Voting for beneficial holders	Please contact your broker, bank or other nominee

2	Paylocity 2027 Proxy Statement

Paylocity Holding Corporation Table of Contents

2	Notice of 2027 Annual Meeting of Stockholders
4	Proxy Statement for Annual Meeting of Stockholders to be Held December 3, 2026
4	Solicitation and Voting
6	Election of Directors
12	Corporate Governance
22	Ratification of Appointment of Independent Registered Public Accounting Firm
24	Report of the Audit Committee
25	Executive Officers
28	Compensation Discussion and Analysis
42	Report of the Compensation Committee
43	Compensation of Named Executive Officers
56	Equity Compensation Plan Information
57	Certain Relationships and Related Party Transactions
58	Security Ownership of Certain Beneficial Owners and Management
61	Delinquent Section 16(a) Reports
62	Advisory Vote to Approve the Compensation of Our Named Executive Officers

63	Approval of the Second Amended and Restated 2023 Equity Incentive Plan
73	Stockholder Proposals or Nominations to be Presented at Next Annual Meeting
74	Transaction of Other Business
75	Stockholders Sharing the Same Last Name and Address
A-1	Appendix A - Non-GAAP Financial Measures
B-1	Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan

Paylocity 2027 Proxy Statement	3

Proxy Statement for Annual Meeting of Stockholders to be Held December 3, 2026
The board of directors of Paylocity Holding Corporation is soliciting your proxy for the 2027 Annual Meeting of Stockholders to be held on December 3, 2026, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and related materials are first being made available to stockholders on or about October 22, 2026. References in this Proxy Statement to the “Company,” “we,” “our,” “us” and “Paylocity” are to Paylocity Holding Corporation and its consolidated subsidiaries, and references to the “annual meeting” are to the 2027 Annual Meeting of Stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on June 30, 2026. This proxy statement covers our 2026 fiscal year, which was from July 1, 2025 through June 30, 2026 (“fiscal 2026”).
Solicitation and Voting
Record Date
Only stockholders of record at the close of business on October 6, 2026 will be entitled to notice of and to vote at the meeting and any adjournment thereof. At the close of business on this record date, a total of 52,174,262 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.
Quorum
A majority of the shares of common stock issued and outstanding as of the record date must be present or represented by proxy to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote at the virtual meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.
Vote Required to Adopt Proposals
Each share of our common stock outstanding on the record date is entitled to one vote on each of the nine director nominees and one vote on each other matter. For the election of the directors, the director nominees will be elected by a plurality of the votes cast. In an uncontested election of directors, this means that each director nominee will be elected if he or she receives at least one “FOR” vote. With respect to the ratification of the appointment of our independent registered audit firm, the advisory vote to approve the compensation of our named executive officers and approval of the Second Amended and Restated 2023 Equity Incentive Plan, approval of the proposals requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the matters.

4	Paylocity 2027 Proxy Statement

Solicitation and Voting
Effect of Abstentions and Broker Non-Votes
Broker non-votes and shares voted “Withhold” will have no effect on the election of the directors. For each of the other proposals, broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of these proposals, but abstentions will have the same effect as a vote against the matters. Proposal No. 2 is a routine matter, and no broker non-votes are expected to exist in connection with Proposal No. 2. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares on Proposal No. 2 regarding ratification of our independent auditors but will not be permitted to vote your shares with respect to Proposal Nos. 1, 3 and 4, unless you provide instructions as to how your shares should be voted. Your bank or broker will vote your shares on Proposal Nos. 1, 3 and 4 only if you provide instructions on how to vote by following the instructions they provide to you. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual annual meeting.
Voting Instructions
If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on a signed and dated proxy card, the shares will be voted as the board recommends on each proposal as follows: “FOR” the election of each of the nominees named herein, “FOR” the ratification of the appointment of our independent auditors, "FOR" the advisory approval of the compensation of our named executive officers and "FOR" the approval of the Second Amended and Restated 2023 Equity Incentive Plan. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via telephone or the Internet. The voting instruction form that you receive from your bank or broker will contain instructions for voting.
Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record: You may vote by either marking, signing and returning the enclosed proxy card or via the instructions included in your Notice or using telephone or Internet voting. You may also vote online during the virtual annual meeting.
Beneficial Stockholders: Your bank, broker or other holder of record will provide you with a voting instruction form for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which voting options are available to you. You may also vote at the virtual meeting by following the instructions provided by your bank, broker or other agent.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on December 2, 2026. Submitting your proxy by mail or telephone or via the Internet will not affect your right to vote online should you decide to attend the virtual annual meeting.
If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your Notice or proxy card or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the virtual annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you should contact your bank, brokerage firm or other agent and follow its procedures for changing your voting instructions.
Solicitation of Proxies
We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs for forwarding proxy and solicitation material to the beneficial owners of common stock. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.
Voting Results
We will announce preliminary voting results at the virtual annual meeting. We will report final results in a Current Report on Form 8-K filed with the SEC within four business days of the annual meeting.

Paylocity 2027 Proxy Statement	5

Proposal No. 1
Election of Directors
Our third amended and restated certificate of incorporation and bylaws provide for the election of directors for one-year terms. The terms of our existing directors will expire on the date of the 2027 annual meeting. Craig A. Conway has decided to not stand for reelection, but will remain on the board of directors until the date of the 2027 annual meeting when his term expires. Effective December 3, 2026, the size of the board will decrease from ten to nine directors. Accordingly, nine persons are to be elected to serve as directors of the board of directors at the meeting. The board’s nominees for election by the stockholders to those nine positions are the current members of the board of directors other than Mr. Conway: Steven R. Beauchamp, Linda M. Breard, Virginia G. Breen, Robin L. Pederson, Andres D. Reiner, Kenneth B. Robinson, Steven I. Sarowitz, Ronald V. Waters III and Toby J. Williams. If elected, the nominees will serve as directors until our 2028 annual meeting of stockholders. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than nine persons.
The nine nominees for director receiving the highest number of votes of shares of common stock will be elected as directors. A “Withhold” vote will have no effect on the vote.
We believe that each of our directors has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our board of directors.

The Board of Directors unanimously recommends that you vote “FOR” the election of Steven R. Beauchamp, Linda M. Breard, Virginia G. Breen, Robin L. Pederson, Andres D. Reiner, Kenneth B. Robinson, Steven I. Sarowitz, Ronald V. Waters III and Toby J. Williams as directors to hold office until the 2028 annual meeting. Proxies will be so voted unless stockholders specify otherwise in their proxies.

The nominees for directors to be elected at this meeting, and certain information about them as of October 22, 2026, is set forth below. Also set forth below are the specific experience, qualifications, attributes or skills that led our nominating and corporate governance committee to conclude that each person should serve as a director.

Name	Position	Age	Director Since
Steven R. Beauchamp	Executive Chairman and Director	54	2007
Linda M. Breard	Director	57	2023
Virginia G. Breen	Director	62	2018
Robin L. Pederson	Director	67	2020
Andres D. Reiner	Director	55	2014
Kenneth B. Robinson	Director	71	2020
Steven I. Sarowitz	Director	60	1997
Ronald V. Waters III	Director	74	2013
Toby J. Williams	President, Chief Executive Officer and Director	53	2022

6	Paylocity 2027 Proxy Statement

Proposal No. 1 Election of Directors
Nominees for Election to a One-Year Term Expiring at the 2028 Annual Meeting of Stockholders

Steven R. Beauchamp Executive Chairman Age: 54 Director Since: 2007 Committees: None
Biography
Steven R. Beauchamp is our Executive Chairman and a director. Mr. Beauchamp has served as Executive Chairman since August 2024. From March 2022 until August 2024, Mr. Beauchamp served as our Co-Chief Executive Officer and from September 2007 until March 2022 as our Chief Executive Officer. Prior to joining Paylocity in 2007, Mr. Beauchamp was employed by Paychex, Inc., from September 2002 to August 2007 and served as VP of Product Management and as a Corporate Officer. Mr. Beauchamp also served as Vice President of Payroll Operations for Advantage Payroll Services, Inc. from August 2001 to September 2002 after Advantage Payroll acquired Payroll Central where he served as President from May 1999 to August 2001. Mr. Beauchamp also spent three years in operations management with ADP Canada from May 1995 to April 1998. Mr. Beauchamp holds a B.B.A. from Wilfrid Laurier University and a M.B.A. from Queen’s University. Mr. Beauchamp brings to our board over 25 years of management experience in the payroll services industry as well as extensive knowledge of our business from his prior service as our Chief Executive Officer and Co-Chief Executive Officer.

Linda M. Breard Independent Age: 57 Director Since: 2023 Committees: Audit Other Current Public Company Boards: Insight Enterprises, Inc., Rayonier Inc.
Biography
Linda M. Breard has served as a director since October 2023. Ms. Breard currently serves as a director of Insight Enterprises, Inc., a publicly traded Fortune 500 global technology company since February 2018, where she is chair of the audit committee and serves on the compensation committee. Ms. Breard also serves as a director and as a member of the audit committee and the compensation committee at Rayonier, a land resources real estate investment trust, which merged with PotlatchDeltic Corporation in January 2026, where Ms. Breard had served as a director since October 2015. Ms. Breard had been a consultant with Impinj, a publicly traded technology company, from March 2018 through December 2020. She served as CFO Consultant/Interim CFO of Impinj until a CFO was hired in 2020, after which she transitioned to a new role as Strategic Consultant to the CEO, where she had continued responsibility for human resources, IT and facilities and worldwide operations through the end of 2020. From February 2017 to July 2017, she served as the Executive Vice President and Chief Financial Officer of Kaiser Foundation Health Plan of Washington, which provides health insurance and medical care. Prior to that, from February 2016 to January 2017, Ms. Breard was the Executive Vice President and Chief Financial Officer of Group Health Cooperative, a health maintenance organization until it was acquired by Kaiser Permanente in February 2017. From 2006 to January 2016, she held various positions including Senior Vice President and Chief Financial Officer of Quantum Corporation, a leading data storage company. Prior to that, from 1998 to 2006, she served in a variety of roles for Advanced Digital Information Corporation, a publicly traded technology company, last serving as Vice President, Global Accounting and Finance before being acquired by Quantum Corporation in 2006. Ms. Breard also worked six years in public accounting and is a certified public accountant. Ms. Breard brings to our board of directors international, financial and information technology expertise derived primarily from her service on various public company boards and in various roles at several large public companies.

Paylocity 2027 Proxy Statement	7

Proposal No. 1 Election of Directors

Virginia G. Breen Independent Age: 62 Director Since: 2018 Committees: Audit & Nominating and Corporate Governance
Biography
Virginia G. Breen has served as a director since September 2018. Ms. Breen has been an institutional investor and board member in private and public equity for more than 30 years. Ms. Breen is a trustee/director/manager of the Neuberger Berman registered private equity/private credit fund complex. Ms. Breen has served as a trustee of NB Asset-Based Credit Fund since January 2025; a director of NB Crossroads Private Market Fund VII Holdings LP, NB Crossroads Private Markets Fund VII LP, and NB Crossroads Private Markets Fund VII Advisory LP since 2021; a director of NB Crossroads Private Market Fund VI Holdings LP, NB Crossroads Private Markets Fund VI LP, and NB Crossroads Private Markets Fund VI Advisory LP since 2020; a manager of NB Private Markets Access Fund LLC since 2020; a director of NB Crossroads Private Markets Fund V Holdings LP, NB Crossroads Private Markets Fund V (TE) LP, NB Crossroads Private Markets Fund V (TI) LP, NB Crossroads Private Markets Fund V (TE) Advisory LP, and NB Crossroads Private Markets Fund V (TI) Advisory LP since 2017; and a manager of NB Crossroads Private Markets Fund IV Holdings LLC, NB Crossroads Private Markets Fund IV (TI) - Client LLC, and NB Crossroads Private Markets Fund IV (TE) - Client LLC since 2015. Since 2008, Ms. Breen has served on the board of managers of the UBS A&Q Fund Complex, consisting of three portfolios, each of which is or was registered under the Investment Company Act of 1940, as amended. Since July 2023, Ms. Breen has served on the board of the UBS NY Fund Cluster consisting of four separate registered investment companies overseen by boards of trustees, with 38 separate series/funds. Since 2015, Ms. Breen has served as a trustee for the Calamos Fund Complex consisting of 69 portfolios. Ms. Breen has also served as a director of Tech and Energy Transition Corp. from 2021 to 2023, and as a trustee of Jones Lang LaSalle Income Property Trust, a public, non-traded, daily-priced REIT from 2004 to 2023. Ms. Breen holds an M.B.A. from Columbia University and an A.B. in Computer Science from Harvard College. Ms. Breen's experience working with technology-driven and high-growth companies provides our board of directors with a unique perspective on our long-term strategy.

Robin L. Pederson Independent Age: 67 Director Since: 2020 Committees: Compensation (Chair)
Biography
Robin L. Pederson has served as a director since March 2020. Mr. Pederson currently serves as Executive Chairman of Sauce Labs, a web and mobile application testing company. He also serves as an independent director of Aircall, a cloud-based call center software company, and previously served as an independent director of Affinitiv, a provider of automotive marketing solutions from August 2021 to December 2024. From August 2017 to September 2023, Mr. Pederson served as Executive Chairman of Alula, a smart security and automation system company, and he served as Executive Chairman of Power Reviews, a technology provider of ratings and reviews for leading brands and retailers from April 2018 to August 2023. From 2013 to 2017, he served as an Operating Executive at Marlin Equity Partners (“Marlin”), a global investment firm with over $6.7 billion of capital under management. During that time, he successfully led the acquisitions of five platforms and served as Executive Chairman of technology companies, including Arcserve, Changepoint, Fidelis Cybersecurity, Lochbridge, Uniface, Openwave Messaging and Openwave Mobility. Prior to his time at Marlin, Mr. Pederson served as the COO of Infor Global Solutions, one of the largest privately held software companies in the world. Mr. Pederson holds a B.S.B.A from the University of North Dakota. Mr. Pederson brings extensive industry experience to our board of directors as a result of his executive management experience in the technology industry.

8	Paylocity 2027 Proxy Statement

Proposal No. 1 Election of Directors

Andres D. Reiner Independent Age: 55 Director Since: 2014 Committees: Compensation & Nominating and Corporate Governance
Biography
Andres D. Reiner has served as a director since September 2014. From 2010 until June 2025, Mr. Reiner served as the President and Chief Executive Officer and a director of PROS Holdings, Inc. (“PROS”), a publicly traded enterprise software company, and from June 2025 until June 2026, served as the Special Advisor to the CEO at PROS. Since 1999, and prior to his appointment as President and Chief Executive Officer, Mr. Reiner held a series of positions with PROS, including Senior Vice President of Product Development and Executive Vice President of Product and Marketing. Prior to joining PROS, Mr. Reiner held various technical and management positions in technology companies including Platinum Technology, ADAC Healthcare Information Systems, and Kinesix. Mr. Reiner holds a B.S. in Computer Science with a minor in Mathematics from the University of Houston. Mr. Reiner brings to our board of directors leadership experience through his role as the former President and Chief Executive Officer of PROS, as well as knowledge and experience with product development and innovation at technology companies.

Kenneth B. Robinson
Independent
Age: 71
Director Since: 2020
Committees: Audit &
Nominating and
Corporate
Governance (Chair)
Other Current Public
Company Boards:
Abercrombie & Fitch Co.,
Occidental Petroleum
Corporation

Biography
Kenneth B. Robinson has served as a director since March 2020. Mr. Robinson was the Senior Vice President of Audit Services at Exelon Corporation, an integrated power and utility company, from 2016 to 2020. Prior to Exelon, Mr. Robinson spent almost 40 years at The Procter & Gamble Company in a variety of senior finance leadership roles, including Chief Financial Officer – Global Personal Beauty Care and Global Chief Audit Executive. Mr. Robinson served from 2016 to 2020 as a Trustee of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board and the Governmental Accounting Standards Board. Mr. Robinson currently serves as a director of Abercrombie & Fitch Co., Occidental Petroleum Company and as Trustee of the International Financial Reporting Standards Board. Mr. Robinson holds a B.S. from Mississippi State University and an M.B.A. from the University of Memphis. Mr. Robinson brings executive management experience, including significant experience in the areas of financial and accounting expertise, to our board of directors.

Paylocity 2027 Proxy Statement	9

Proposal No. 1 Election of Directors

Steven I. Sarowitz Age: 60 Director Since: 1997 Committees: None Other Current Public Company Boards: Angel Studios, Inc.
Biography
Steven I. Sarowitz founded Paylocity in 1997 and is a director. Mr. Sarowitz was the Chief Executive Officer of Blue Marble Payroll, an international payroll aggregator, prior to its acquisition by Paylocity in August 2021. In addition, Mr. Sarowitz is a Director of Payescape Ltd, a UK payroll provider, and Angel Studios, Inc., a media distribution company. He is also Co-Chairman at Wayfarer Studios, Wayfarer Theaters, and 4S Bay Partners. He serves on the board of Eved Holdings LLC. He also serves on the boards of Julian Grace Foundation and Chicago Center for Arts & Technology. Prior to founding Paylocity, Mr. Sarowitz worked at Robert F. White, a Chicago-based independent payroll service firm. He later was an executive at three privately-held payroll companies. Mr. Sarowitz formerly served as President of the Independent Payroll Providers Association. Mr. Sarowitz holds a B.A. in Economics from the University of Illinois at Urbana. Mr. Sarowitz brings to our board of directors extensive executive leadership and operational experience in payroll services companies, and his experience and familiarity with our business as its founder and previously serving as Chairman.

Ronald V. Waters III Lead Independent Age: 74 Director Since: 2013 Committees: Audit (Chair) & Compensation
Biography
Ronald V. Waters III has served as a director since November 2013 and also serves as the Lead Independent Director. Mr. Waters has been an independent business consultant since May 2010. From 2009 to May 2010, he was a Director and the President and Chief Executive Officer of LoJack Corporation ("LoJack"), a worldwide marketer of wireless tracking and recovery systems for valuable mobile assets, and from 2007 to 2008, he was a Director and the President and Chief Operating Officer of LoJack. He was a director of Fortune Brands Innovations, Inc. from 2008 to May 2024, formerly known as Fortune Brands Home & Security, Inc., a home and security products company. From 2002 to May 2022, Mr. Waters served as a director of HNI Corp., a manufacturer of office furniture and a manufacturer and marketer of gas- and wood-burning fireplaces. From 2012 to 2015, Mr. Waters served as a director of Chiquita Brands International, Inc., an international marketer and distributor of food products. From 2006 to 2007, Mr. Waters served as a director of Sabre Holdings Corporation. Mr. Waters brings to our board of directors leadership experience through his former role as Chief Executive Officer of LoJack and significant finance expertise derived primarily from his previous service on the audit committee of one other public company and former roles as a director and Chief Operating Officer at a public company, Chief Financial Officer at Wm. Wrigley Jr. Company, Controller at The Gillette Company and partner at KPMG LLP. Mr. Waters also brings to our board of directors international, legal and information technology expertise derived primarily from his service in various roles at several large public companies.

10	Paylocity 2027 Proxy Statement

Proposal No. 1 Election of Directors

Toby J. Williams President, Chief Executive Officer and Director Age: 53 Director Since: 2022 Committees: None Other Current Public Company Boards: CS Disco, Inc.
Biography
Toby J. Williams is our President and Chief Executive Officer and has served as a director since March 2022. Mr. Williams served as Co-Chief Executive Officer from March 2022 until August 2024 and as Chief Financial Officer from September 2017 until March 2022. Mr. Williams also serves on the board of directors of CS Disco, Inc. Prior to joining Paylocity in September 2017, from February 2011 until August 2017, Mr. Williams held several positions at Ellucian, Inc., a provider of higher education software and services, most recently as Chief Product and Strategy Officer. Prior to joining Ellucian, Mr. Williams was the Director of Corporate Development of Paychex, Inc., a provider of human capital management solutions, from March 2006 to January 2011. Before joining Paychex, Mr. Williams was a senior associate in the investment banking division of Citigroup Global Markets Inc., an investment banking firm, from September 2004 to January 2006. From 1999 to 2004, Mr. Williams was an associate in private law practice, most recently with Holland & Knight LLP from 2002 until 2004. Mr. Williams holds a B.A. in Business Administration and Political Science from Houghton College and a M.B.A. and J.D. from The Ohio State University. Mr. Williams brings to our board of directors experience in management positions at technology and payroll services companies, and his experience and familiarity with our business as Chief Financial Officer and as President and Chief Executive Officer.

Paylocity 2027 Proxy Statement	11

Corporate
Governance
Director Independence
Our board of directors has determined that each of Mses. Breard and Breen and Messrs. Conway, Pederson, Reiner, Robinson and Waters is an “independent director” for purposes of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as the term relates to membership on the board of directors.
The definition of independence under the rules of the Nasdaq Global Select Market (the “Nasdaq Listing Rules”) includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members, has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq Listing Rules, our board has made a subjective determination as to each independent director that no material relationships exist that, in the opinion of our board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board reviewed and discussed information provided by the directors in questionnaires with questions tailored to the Nasdaq Listing Rules with regard to each director’s business and personal activities as they may relate to us and our management.
Board of Directors Leadership Structure
The board of directors has adopted corporate governance guidelines to promote the functioning of the board and its committees. These guidelines address board composition, board functions and responsibilities, qualifications, leadership structure, committees and meetings.
Our Corporate Governance Guidelines do not contain a policy mandating the separation of the offices of the Chairman of the Board and the Chief Executive Officer, and the board is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the roles of Chairman and the Chief Executive Officer may be filled by the same or different individuals. The board has chosen to separate the positions of Chairman and Chief Executive Officer. We believe this structure currently is optimal for us as it enables our Chief Executive Officer to focus his efforts on executing our strategy and day-to-day management of the Company while the Chairman can devote his time and attention to the vital role of overseeing management and guiding the board. The board also appoints a lead independent director whose role is described in the section titled "Executive Sessions and Lead Independent Director". The board may reconsider the best board leadership structure for us from time to time.
Risk Management
Our board of directors oversees the Company's risk management function. Through management reports, company policies, including our Corporate Governance Guidelines and Code of Business Conduct and Ethics, and oversight by our board committees of significant financial, operational, data privacy, data security, cybersecurity, legal, regulatory, and other risks, including risks associated with artificial intelligence, the board is regularly informed of material risks facing the Company. These processes provide directors with the information necessary to understand how risks may interrelate, their potential impact on the Company, and management's approach to identifying, assessing, and mitigating those risks.
Data security and cybersecurity are at the forefront of our risk management efforts, led by our Vice President and Chief Information Security Officer ("CISO") and a dedicated information security team. The CISO reports to our audit committee at least quarterly regarding recent developments related to the cybersecurity threat landscape, current IT-related risks, including risks related to AI and corresponding controls or projects designed to mitigate those risks, as well as the status of ongoing cybersecurity initiatives and program maturity. We hold an ISO 27001 certification, undergo annual SSAE 18 audits for SOC 1 and SOC 2, provide information security awareness and training programs for our employees, and we are continuously investing in our information security efforts, including advanced monitoring technologies on all levels of our applications and infrastructure.
Mr. Williams, as our President and Chief Executive Officer, works with our independent directors and with management when material risks are identified by the board of directors or management to address such risk. If the

12	Paylocity 2027 Proxy Statement

Corporate Governance
identified risk poses an actual or potential conflict with management, our independent directors would conduct an assessment by themselves.
Corporate Social Responsibility
In fiscal 2026, Paylocity delivered another year of strong results, driven by our award-winning culture, innovation and commitment to clients, employees, and communities. We continued to strengthen our position as a leading provider of HCM, payroll, and spend management solutions, expanding our platform with new Finance and IT offerings. We also continued investing in efforts that help our clients operate more effectively and introduced new AI capabilities that drive greater automation, productivity, insights and value for our 44,400 clients. Likewise, providing world-class service remains central to how we partner with our clients. Through these partnerships, we build technology that delivers a richer and more engaging experience for the 6.7 million+ client employees who rely on our platform every day. We also foster an inclusive and innovative culture for our 6,900 employees that continue to drive innovation, serve clients and support our communities.
Our CSR initiatives focus on three key pillars: Supporting Our People, Uplifting Our Communities, and Sustainability. These guiding principles shape our actions and decisions, driving us toward a positive, lasting impact.

Supporting Our People	We know our employees are our core strength, and we focus on meeting the needs of our people, their families, and their communities. Through our efforts to foster inclusion, wellness initiatives, and community partnerships — like our work with the National Alliance on Mental Illness — we create a culture that supports the whole person and empowers each of us to pay it forward. As we’ve grown, so has our commitment to building a workplace rooted in opportunity, respect, and belonging.

Uplifting Our Communities	Giving back to our communities is part of who we are. We come together with our employees through Paylocity Gives, our internal initiative that includes paid volunteer time, philanthropic grants, and programs that elevate personal passions and expand our reach. We proudly partner with organizations like Girls Who Code and the American Red Cross to increase access to STEM education and fund disaster readiness and relief. From employee-nominated nonprofits to executive-led civic engagement, our culture of giving is a shared responsibility we carry forward, together.

Sustainability	Environmental responsibility is integrated throughout our operations, from encouraging reusable alternatives to helping our clients reduce paper usage. Through partnerships with organizations like One Tree Planted, as well as our own efforts in and out of the office, we prioritize everyday practices to reduce our environmental footprint. We believe that every action we take today, no matter how small, creates a more sustainable workplace and contributes to a healthier planet for future generations.

Additionally, we place significant focus on governance across Paylocity. Trust and transparency guide how we manage data, protect privacy, and uphold ethical standards. We invest in advanced technologies, resilient infrastructure, and rigorous security protocols to protect client data, while embedding data privacy into every aspect of our operations. From ethical AI use and privacy governance to employee training and disaster recovery planning, we take a proactive, enterprise-wide approach to responsible data stewardship.
Please visit our Corporate Social Responsibility website at paylocity.com/company/our-culture/corporate-social-responsibility/ to learn more about our corporate social responsibility initiatives and the many ways we support our employees, our communities, our clients and the 6.7 million+ client employees that rely on our products each day.

Paylocity 2027 Proxy Statement	13

Corporate Governance
Executive Sessions and Lead Independent Director

Non-management directors generally meet in executive session each time the board of directors holds a regularly scheduled meeting. The board’s policy is to hold executive sessions without the presence of management as a part of all regular board meetings, and, in any event, at least twice during each calendar year. The Company’s Corporate Governance Guidelines provide that a non-management independent director shall be chosen to preside at each executive session.
The board of directors has elected an independent, non-management director to serve in a lead capacity (“Lead Independent Director”) to coordinate the activities of the other non-management directors, and to perform any other duties and responsibilities that the board of directors may determine. While the board annually elects a Lead Independent Director, it is generally expected that he or she will serve for more than one year. Our current Lead Independent Director is Ronald V. Waters III.

The role of the Lead Independent Director includes:
•presiding at non-management executive sessions, with the authority to call meetings of the independent directors;
•presiding at executive sessions;
•functioning as principal liaison on board-wide issues between the independent directors and the Chairman; and
•if requested by stockholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

Meetings of the Board of Directors and Committees
The board of directors held five meetings during the fiscal year ended June 30, 2026. The board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each director attended at least 75% of the total number of meetings of the Board and of any Board committees of which he or she was a member during fiscal 2026.
The following table sets forth the standing committees of the board of directors and the members of each committee as of the date that this Proxy Statement was first made available to our stockholders:

Name of Director	Audit	Compensation	Nominating and Corporate Governance	Lead Independent Director
Steven R. Beauchamp
Linda M. Breard	●
Virginia G. Breen	●		●
Craig A. Conway		●	●
Robin L. Pederson
Andres D. Reiner		●	●
Kenneth B. Robinson	●
Steven I. Sarowitz
Ronald V. Waters III		●		●
Toby J. Williams

Member	●	Chair

14	Paylocity 2027 Proxy Statement

Corporate Governance
Audit Committee

Members
Ronald V. Waters III Independent (Chair)	Linda M. Breard Independent	Virginia G. Breen Independent	Kenneth B. Robinson Independent

Meetings during the fiscal year ended June 30, 2026: 4		Report of the Audit Committee: Page 24

Committee Independence and Expertise
Our board of directors has determined that each member of the audit committee is independent for purposes of the Nasdaq Listing Rules and SEC rules and regulations as they apply to audit committee members. Our board of directors has determined that each of Mses. Breard and Breen and Messrs. Robinson and Waters meet the requirements for financial literacy and sophistication, and that Ms. Breard and Messrs. Robinson and Waters are financially sophisticated and qualify as “audit committee financial experts,” under the applicable requirements of the Nasdaq Listing Rules and SEC rules and regulations. The composition of our audit committee complies with all applicable requirements in the Nasdaq Listing Rules and SEC rules and regulations.
Principal Responsibilities
The functions of the audit committee include the following:

•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•overseeing the overall enterprise risk management framework, reviewing our financial, operational, data privacy, cybersecurity, legal and regulatory risks and other company-wide risk exposures, and processes to manage those risks.

•establishing procedures for employees to submit anonymously concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls;
•reviewing material related party transactions or those that require disclosure; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The audit committee’s specific responsibilities are set forth in its charter, which the audit committee reviews at least annually. The audit committee has the responsibility and authority to oversee the accounting and financial reporting processes of the Company, the integrity of the financial reports and other financial information and the audits of the Company’s financial statements. The audit committee also reviews the qualifications, independence and performance, and approves the terms of engagement of the Company’s independent auditor. The audit committee also reviews the performance of the Company’s internal audit function and prepares any reports required of the audit committee under SEC rules and regulations.

Paylocity 2027 Proxy Statement	15

Corporate Governance
Compensation Committee

Members
Robin L. Pederson Independent (Chair)	Craig A. Conway Independent	Andres D. Reiner Independent	Ronald V. Waters III Independent

Meetings during the fiscal year ended June 30, 2026: 4		Report of the Compensation Committee: Page 42

Committee Independence
Our board of directors has determined that each member of the compensation committee is independent for purposes of the Nasdaq Listing Rules and SEC rules and regulations as they apply to compensation committee members and is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act.
Principal Responsibilities
The functions of the compensation committee include the following:

•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;

•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•reviewing our overall compensation philosophy.

The compensation committee and board of directors believe that attracting, retaining and motivating our employees, and particularly the Company’s senior management team and key operating personnel, are essential to Paylocity’s performance and enhancing stockholder value. The compensation committee will continue to administer and develop our compensation programs in a manner designed to achieve these objectives.
The compensation committee’s specific responsibilities are set forth in its charter, which the compensation committee reviews at least annually. The compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our President and Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The compensation committee also administers the issuance of equity awards under our equity compensation plans.
As previously noted, Mr. Conway is not standing for reelection at the 2027 annual meeting and therefore, he will no longer serve on the committee after the meeting.

Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee are or have been an officer or employee of Paylocity. During fiscal 2026, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity, any of whose executive officers served on our compensation committee or board of directors.

Independent Consultant
The compensation committee has engaged Compensia, Inc. (“Compensia”) to provide independent compensation consulting support. Compensia has provided market information on compensation trends and practices and makes compensation recommendations based on competitive data of a peer group of companies. Compensia is also available to perform special projects at the compensation committee’s request. Compensia provides analyses and recommendations that inform the compensation committee’s decisions but does not decide or approve any compensation actions. As needed, the compensation committee also consults with Compensia on other compensation-related matters, which for fiscal 2026 included a review of total cash and all stock-based compensation for Paylocity’s executive officers and board of directors. Compensia also provided guidance on executive and board of director stock ownership guidelines. The engagement of any compensation consultant rests exclusively with the compensation committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses.
The compensation committee has assessed the independence of Compensia and concluded that no conflicts of interest exist that would prevent Compensia from providing independent and objective advice to the compensation committee.

16	Paylocity 2027 Proxy Statement

Corporate Governance
Nominating and Corporate Governance Committee

Members
Kenneth B. Robinson Independent (Chair)	Virginia G. Breen Independent	Craig A. Conway Independent	Andres D. Reiner Independent

Meetings during the fiscal year ended June 30, 2026: 4

Committee Independence
Our board of directors has determined that each member of the nominating and corporate governance committee is independent for purposes of the Nasdaq Listing Rules and under applicable SEC rules and regulations.
Principal Responsibilities
The functions of the nominating and corporate governance committee include the following:

•identifying and recommending candidates for membership on our board of directors;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of conduct for directors and executive officers;

•overseeing the process of evaluating the performance of our board of directors;
•overseeing and reviewing programs and initiatives relating to environmental, social and governance matters; and
•assisting our board of directors on corporate governance matters.

The nominating and corporate governance committee’s specific responsibilities are set forth in its charter, which the nominating and corporate governance committee reviews at least annually. The nominating and corporate governance committee has the responsibility and authority to identify, select or recommend candidates for membership on the board of directors, consider committee member qualifications, appointment and removal, recommend corporate governance principles and oversee the evaluation of the board of directors and each committee.
As previously noted, Mr. Conway is not standing for reelection at the 2027 annual meeting and therefore, he will no longer serve on the committee after the meeting.

Paylocity 2027 Proxy Statement	17

Corporate Governance
Director Nominations
Our nominating and corporate governance committee is responsible for, among other things, assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders. The nominating and corporate governance committee’s goal is to assemble a board that brings to Paylocity a diversity of experience in areas that are relevant to our business and that complies with the Nasdaq Listing Rules and applicable SEC rules and regulations. While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors. When considering nominees for election as directors, the nominating and corporate governance committee reviews the needs of the board for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee. The nominating and corporate governance committee believes that directors must also have an inquisitive and objective outlook and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board and committee responsibilities. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board and applicable committee meetings. The nominating and corporate governance committee also believes it appropriate for our Executive Chairman and President and Chief Executive Officer to serve on the board of directors.
Other than the foregoing and the applicable rules regarding director qualification, there are no stated minimum criteria for director nominees. Under the Nasdaq Listing Rules, at least a majority of the members of the board must meet the definition of “independence”. Additionally, all members of the audit committee must be able to read and understand financial statements and at least one member of the audit committee must be “financially sophisticated” under the Nasdaq Listing Rules.
The nominating and corporate governance committee evaluates annually the current members of the board and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and corporate governance committee will regularly assess the optimum size of the board and its committees and the needs of the board for various skills, background and business experience in determining if the board requires additional candidates for nomination.
Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. If the nominating and corporate governance committee believes at any time that it is desirable that the board consider additional candidates for nomination, the committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third-party search firm to assist in identifying qualified candidates.
The nominating and corporate governance committee will consider director candidates validly recommended by stockholders. A stockholder wishing to recommend a candidate for consideration by the nominating and corporate governance committee should submit the individual's name, qualifications and other information set forth in our bylaws applicable to director nominees by stockholders to the Corporate Secretary. Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by directors, management, third party search firms and other sources.
Our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For more information regarding the requirements for stockholders to validly submit a nomination for director, see “Stockholder Proposals or Nominations to Be Presented at Next Annual Meeting” elsewhere in this Proxy Statement.

18	Paylocity 2027 Proxy Statement

Corporate Governance
Board Skills
In addition to the qualifications described above and the information regarding each director nominee in his or her biography, there are skills and experiences that we believe are important for our directors to have in order to successfully direct and oversee our overall performance, strategic direction and significant corporate policies. The table below shows the diverse set of skills of our director nominees, which illustrates how the board is well positioned to provide such direction and oversight.

Skills and/or Experience
Public Company Board Experience		●	●		●	●		●	●
Executive Leadership and Business Operations	●	●	●	●	●	●	●	●	●
Human Capital Management Industry Experience	●	●		●	●			●	●
Software as a Service Industry Experience	●	●	●	●	●		●	●	●
Cloud Technology Experience	●	●		●	●		●		●
Enterprise Risk and Cybersecurity Management	●	●	●	●	●	●		●	●
Accounting and Financial Expertise		●	●			●		●	●
Strategic Planning and Mergers and Acquisitions	●	●	●	●	●	●		●	●
Legal, Regulatory and Environmental, Social and Governance	●	●	●	●	●	●	●	●	●

Paylocity 2027 Proxy Statement	19

Corporate Governance
Compensation of Non-Employee Directors
Our non-employee directors are eligible to receive equity awards and cash retainers as compensation for service on our board of directors and committees of our board of directors. Under our non-employee director compensation package for fiscal 2026, our non-employee directors were entitled to receive a $50,000 annual retainer fee. The audit committee chairperson received an annual fee of $25,000, and members of the audit committee received an annual fee of $12,500. The compensation committee chairperson received an annual fee of $20,000, and members of the compensation committee received an annual fee of $10,000. The nominating and corporate governance committee chairperson received an annual fee of $12,000, and the members of the nominating and corporate governance committee received an annual fee of $5,000. The Lead Independent Director received an additional annual fee of $25,000.
We also grant non-employee members of our board of directors stock awards in addition to the cash compensation described above. In August 2025, the compensation committee of our board of directors approved a restricted stock unit grant entitling each non-employee director to receive that number of shares of our common stock equal to approximately $230,000 divided by the then 30 calendar day average closing price of our common stock on the applicable date of grant, which was August 15, 2025. These grants vested 25% quarterly, subject to continued service, such that the grant vested in full on the first anniversary of the grant, provided that the director continued to serve as a director through such vesting dates.
The following table sets forth information concerning the compensation earned by each non-employee director who served during the last fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Linda M. Breard	$62,500	$216,842	$279,342
Virginia G. Breen	$67,500	$216,842	$284,342
Craig A. Conway	$65,000	$216,842	$281,842
Robin L. Pederson	$70,000	$216,842	$286,842
Andres D. Reiner	$65,000	$216,842	$281,842
Kenneth B. Robinson	$74,500	$216,842	$291,342
Steven I. Sarowitz	$50,000	$216,842	$266,842
Ronald V. Waters III	$110,000	$216,842	$326,842
(1)Amounts represent the aggregate grant date fair value of restricted stock units granted during the year computed in accordance with ASC Topic 718. Assumptions used in calculating the amounts reported in this column are set forth in Note 16 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026. Note that the amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that our directors may receive from the awards.
(2)Consists of 1,261 restricted stock units for each director. As of the end of fiscal 2026, each director held 315 unvested restricted stock units.
The table above excludes compensation received by Messrs. Beauchamp and Williams, both of whom are members of the board of directors who are employees that do not receive additional compensation for services provided as directors. Mr. Beauchamp serves as our executive chairman but is not a named executive officer. For the fiscal year ended June 30, 2026, Mr. Beauchamp earned an annual salary of $322,903 and an annual bonus of $464,980, which represents a payout of 144% of his targeted bonus opportunity of 100% of his salary pursuant to our annual bonus plan for executives described under “Compensation Discussion and Analysis.” Additionally, Mr. Beauchamp was granted equity awards with an aggregate target grant value of $2,855,000, 50% of which was in the form of restricted stock units, 33% of which was in the form of performance stock units and 17% of which was in the form of market stock units. Mr. Beauchamp is also entitled to receive health and welfare, retirement and other employee benefits on the same basis as our named executive officers. The compensation for Mr. Williams is presented under “Compensation of Named Executive Officers—Summary Compensation Table.”

20	Paylocity 2027 Proxy Statement

Corporate Governance
Communications with Directors
Stockholders and other interested parties may communicate with the board of directors by mail addressed as follows:

Board of Directors of Paylocity Holding Corporation
c/o Corporate Secretary
1400 American Lane
Schaumburg, Illinois 60173
Please indicate on the envelope that the correspondence contains a stockholder communication. All directors have access to this correspondence. In accordance with instructions from the board, the Corporate Secretary logs and reviews all correspondence and transmits such communications to the full board or individual directors, as appropriate. Certain communications, such as business solicitations, job inquiries, junk mail, patently offensive material or communications that present security concerns may not be transmitted, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings
We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by our board of directors considering the directors’ schedules. The board of directors does not have a policy requiring director attendance at our annual meetings of stockholders, but all directors are encouraged to attend. Nine of the directors who were serving as such as of the date of last year's annual meeting attended the meeting.
Committee Charters and Other Corporate Governance Materials
We have adopted a Code of Business Conduct and Ethics (the “Code”), that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. Any substantive amendment to or waiver of any provision of the Code may be made only by the board of directors and will be disclosed on our website as well as via any other means required by Nasdaq Listing Rules or applicable law.
We have adopted Corporate Governance Guidelines (the "Guidelines") that address the composition of the board, criteria for board membership and other board governance matters. Our board of directors has also adopted a written charter for each of the audit committee, the compensation committee and the nominating and corporate governance committee.
The Code, the Guidelines and each committee charter are available on the investor relations section of our website at http://investors.paylocity.com.
Website references and their hyperlinks have been provided throughout this proxy statement for convenience only. The content on any referenced websites is not a part of our proxy solicitation materials.

Paylocity 2027 Proxy Statement	21

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
The audit committee of our board of directors selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm to audit the consolidated financial statements of Paylocity Holding Corporation for the fiscal year ending June 30, 2027. KPMG has served as our auditor since May 2013. A representative of KPMG is expected to be present at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.
The following table sets forth the aggregate fees billed by KPMG for the fiscal years ended June 30, 2026 and 2025:

	2026	2025
Audit fees(1)	$1,434,600	$1,482,800
Audit-related fees(2)	—	—
Tax fees(3)	139,000	161,000
All other fees(4)	3,560	3,560
Total fees	$1,577,160	$1,647,360
(1)Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory or regulatory filings.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4)All other fees consist of fees for services other than the services reported above. These fees, for the years presented, include amounts billed for accounting research and disclosure software.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by Independent Registered Public Accounting Firm
The audit committee has determined that all services performed by KPMG are compatible with maintaining the independence of KPMG. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Unless the specific service has been pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

22	Paylocity 2027 Proxy Statement

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” the ratification of KPMG LLP as our independent registered public accountants. Your bank or broker will have discretion to vote any uninstructed shares on this proposal. If the stockholders do not approve the ratification of KPMG as our independent registered public accounting firm, the audit committee will reconsider its selection.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2027. Proxies will be so voted unless stockholders specify otherwise in their proxies.

Paylocity 2027 Proxy Statement	23

Report of the
Audit Committee
The audit committee currently consists of four directors. Messrs. Robinson and Waters and Mses. Breard and Breen are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of Paylocity’s website at http://investors.paylocity.com.
The audit committee oversees Paylocity’s financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining Paylocity’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.
Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Paylocity’s independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.
The audit committee has reviewed and discussed with management the Company’s audited financial statements. The audit committee has also discussed with KPMG LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, as such standard may be further modified, supplemented or amended from time to time (or such successor standard that may be promulgated). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of Paylocity’s financial reporting.
The audit committee has received the written disclosures and the communications from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the audit committee recommended to Paylocity’s board of directors that the Company’s audited financial statements be included in Paylocity’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026.
AUDIT COMMITTEE
Ronald V. Waters III, Chair
Kenneth B. Robinson
Linda M. Breard
Virginia G. Breen
The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Paylocity under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that Paylocity specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

24	Paylocity 2027 Proxy Statement

Executive
Officers
The following table sets forth information regarding our executive officers as of October 22, 2026.

Toby J. Williams President, Chief Executive Officer and Director Age: 53
Toby J. Williams is our President and Chief Executive Officer and director. For Mr. Williams’s biography, see “Proposal No. 1 Election of Directors”.

Steven R. Beauchamp Executive Chairman and Director Age: 54
Steven R. Beauchamp is our Executive Chairman and director. For Mr. Beauchamp’s biography, see “Proposal No. 1 Election of Directors”.

Ryan Glenn Chief Financial Officer Age: 44

Ryan Glenn is our Chief Financial Officer. Prior to March 2022, he served as Senior Vice President of Finance of the Company since August 2021. From June 2018 to August 2021, Mr. Glenn served as the Company's Vice President, Financial Planning & Analysis and Investor Relations, and, from October 2013 to June 2018, Mr. Glenn held various financial leadership positions in the Company's Financial Planning & Analysis and Investor Relations department. Prior to joining Paylocity in October 2013, Mr. Glenn held various roles at PricewaterhouseCoopers LLP, a registered public accounting firm from 2010 to 2013, last serving as a Manager in the Capital Markets & Accounting Advisory Practice. Mr. Glenn earned a B.S. Summa Cum Laude from the University at Buffalo and a M.B.A. from The Johnson School at Cornell University.

Paylocity 2027 Proxy Statement	25

Executive Officers

Joshua Scutt Senior Vice President of Sales and Marketing and Chief Sales Officer Age: 55
Joshua Scutt has served as Senior Vice President of Sales and Marketing and Chief Sales Officer at Paylocity since August 2021. From October 2018 to August 2021, he served as Vice President, Sales of the Company. Prior to joining Paylocity, Mr. Scutt served as Vice President of Enterprise Sales at NCR from February 2017 to October 2018. From 1997 to 2016, he served in various positions at ADP, including most recently as Senior Vice President of Small Business Sales. Mr. Scutt holds a B.A. degree in Education from Northern Michigan University.

Melissa King Senior Vice President of Product and Technology and Chief Product and Technology Officer Age: 51
Melissa King has served as Senior Vice President of Product and Technology and Chief Product and Technology Officer since December 2024. Prior to that, Ms. King served in numerous roles at Ellucian, a higher education technology solutions provider, including as Senior Vice President and Chief of Commercial Excellence from September 2024 until December 2024, Senior Vice President and Chief Transformation Officer from February 2022 until September 2024, and Senior Vice President, Revenue Strategy & Operations, from May 2019 until February 2022. Ms. King holds a B.B.A. from the University of Alaska Fairbanks.

Andrew Cappotelli Senior Vice President of Operations and Chief Client Officer Age: 55

Andrew Cappotelli has served as our Senior Vice President of Operations and Chief Client Officer since May 2024. Mr. Cappotelli served in numerous roles at Paylocity from September 2021 until May 2024, including the Company’s Vice President of Finance, Chief Compliance/Risk Officer and Vice President of Client Tax Operations, and as our Chief Accounting Officer from June 2018 until September 2021. Prior to joining Paylocity in June 2018, Mr. Cappotelli served as Vice President at Trinet, Inc., a human capital management company/professional employer organization from August 2017 until May 2018. From July 2006 through August 2017, Mr. Cappotelli held various financial leadership roles at Paychex, Inc., including the Controller of the Human Resources Services Business Unit, Corporate Director of Financial Planning and Analysis, and Internal Audit Director. Prior to that, Mr. Cappotelli served as the Director of Internal Audit for the Black & Decker Corporation and Director of Accounting for Gibraltar Industries. Mr. Cappotelli started his career in 1996 with KPMG LLP, a registered public accounting firm, serving as a Senior Manager in the Assurance Practice. Mr. Cappotelli earned both his BBA in Accounting and his MBA from Saint Bonaventure University. He is also a Certified Public Accountant.

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Executive Officers

Nicholas Rost Vice President, Chief Accounting Officer and Treasurer Age: 46

Nicholas Rost has served as Vice President, Chief Accounting Officer since September 2021 and Treasurer of the Company since July 2024. From May 2019 to September 2021, he served as Corporate Controller of the Company. From May 2017 through May 2019, Mr. Rost held various financial leadership roles at Joyson Safety Systems, including Chief Accounting Officer and Executive Director of Financial Planning and Analysis. From 2003 to 2017, Mr. Rost worked in a variety of roles at PricewaterhouseCoopers LLP, a registered public accounting firm, serving most recently as a Senior Manager in the Assurance Practice. Mr. Rost earned his B.S.B.A. degree in Accounting Information Systems from Central Michigan University. He is also a Certified Public Accountant.

Paylocity 2027 Proxy Statement	27

Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
This section discusses the philosophy underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation was awarded to and earned in fiscal 2026 by our named executive officers and places in perspective the data presented in the tables and narrative that follow. Under SEC rules, “named executive officers” include all individuals who served as the CEO or CFO during the year and the three most highly compensated executive officers as of the end of the year. For fiscal 2026, our named executive officers include:
•Toby J. Williams, our President and Chief Executive Officer ("CEO");
•Ryan Glenn, our Chief Financial Officer ("CFO");
•Joshua Scutt, our Senior Vice President of Sales and Marketing and Chief Sales Officer;
•Melissa King, our Senior Vice President of Product and Technology and Chief Product and Technology Officer; and
•Andrew Cappotelli, our Senior Vice President of Operations and Chief Client Officer.
We refer to our compensation committee in this Compensation Discussion and Analysis and the related compensation tables as the “Committee.” The members of the Committee in fiscal 2026 were Craig A. Conway, Robin L. Pederson, Andres D. Reiner and Ronald V. Waters III.

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Compensation Discussion and Analysis
Fiscal 2026 Financial and Business Highlights
In fiscal 2026, we continued significant growth at scale while also investing in innovation, client service, and our people to drive further differentiation from our competitors. Our recurring and other revenue was $1.651 billion, a 12% year-over-year increase, and our total revenue was $1.771 billion, representing an 11% year-over-year increase, as our focus on providing a unified platform continued to resonate with clients and prospects. We also increased profitability in fiscal 2026 with net income of $269.7 million, adjusted EBITDA of $654.9 million, adjusted EBITDA excluding interest income on funds held for clients of $534.9 million, net cash provided by operating activities of $533.3 million, free cash flow of $427.8 million and free cash flow excluding interest income on funds held for clients of $307.8 million.*
Our named executive officers and other members of our executive management team led the organization to achieve certain operational and financial milestones that position us for continued short- and long-term success, including the following achievements:

11% Year-over-year total revenue growth	12% Year-over-year recurring and other revenue growth

Over 25% New business revenue from referral channels	92%+ Revenue retention

37.0% Adjusted EBITDA margin*	32.4% Adjusted EBITDA excluding interest income on funds held for clients margin*

24.2% Free cash flow margin*	18.6% Free cash flow excluding interest income on funds held for clients margin*

*    Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA excluding interest income on funds held for clients, Adjusted EBITDA excluding interest income on funds held for clients margin, free cash flow, free cash flow margin, free cash flow excluding interest income on funds held for clients and free cash flow excluding interest income on funds held for clients margin are non-GAAP financial measures. For information on these measures, including the reconciliation of these non-GAAP financial measures to their most direct comparable GAAP financial measures, please see "Appendix A: Non-GAAP Financial Measures."
We further extended our platform beyond traditional HCM with additional finance and IT capabilities. We released Paylocity for Retirement and Elevate Solutions offerings and also introduced Ignite AI, with purpose-built agents in areas like pay, time, and recruiting to deliver greater automation, productivity, and insights across the platform. The launches of these solutions strengthened our ability to help organizations operate more efficiently while creating better experiences for HR teams, business leaders, and employees.
We also expanded our sales force, referral channels, and brand presence throughout fiscal 2026. These initiatives resulted in a 7% increase in our client base, ending the year with 44,400 clients. We also maintained our revenue retention above 92%, reflecting the strength of our client relationships, service excellence, and the strategic value we provide to our clients.

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Compensation Discussion and Analysis
Fiscal 2026 Executive Compensation Highlights
The following key compensation actions were taken with respect to the named executive officers for fiscal 2026:
•Base Salaries: We adjusted the base salaries of our named executive officers in order to appropriately compensate them given the competitive market and their role in achieving company performance.
•Annual Cash Bonuses: The target bonus opportunities as a percentage of base salaries remained the same for our named executive officers as compared to the prior year. We paid annual cash bonuses to each of our named executive officers to encourage them to focus on the achievement of key short-term business objectives and reward achievement of the corporate performance objectives which were based on Recurring and other revenue and Adjusted EBITDA. Refer to the section titled "Variable Compensation Under Our Annual Bonus Plan" for further details regarding the bonus targets and performance achievement.
•Long-Term Equity Incentive Compensation: We granted time-based restricted stock units (“RSUs”), performance stock units ("PSUs") and market stock units (“MSUs”) in order to incentivize our named executive officers to focus on increases in stockholder value and achievement of corporate objectives. In fiscal 2026, the grants of RSUs to our CEO and CFO included both two-year vesting and four-year vesting RSUs. Refer to the section titled "Equity Compensation" for additional details about the two-year vesting RSUs, performance measures and actual achievements for PSUs and MSUs.
•Share Ownership Guidelines: We maintain stock ownership guidelines for our named executive officers in order to promote the alignment of their long-term interests with our stockholders. In July 2025, our board of directors increased these guidelines for our CEO from four times to six times his base salary to further align the CEO's interests with those of our stockholders.
•Stockholder Feedback: We hold annual non-binding advisory stockholder votes on the compensation program for our named executive officers commonly referred to as a “say on pay” vote. We received 93.1% of votes in favor of our say on pay proposal at the 2026 Annual Meeting of Stockholders. The Committee has considered and will continue to consider the outcome of our say on pay votes and our stockholders’ views when making compensation decisions for our named executive officers, including the outcomes of “Proposal No. 3 Advisory Vote to Approve the Compensation of our Named Executive Officers” at this Annual Meeting.
Compensation Philosophy and Objectives
Paylocity’s commitment to attracting, retaining and aligning talent with our business objectives is reflected in the total compensation program for our named executive officers. We provide a talent value proposition that motivates our named executive officers to contribute to the creativity, growth, profitability and performance of the Company.

Our objective is to:
•attract and retain the talent needed to grow the Company’s business;
•provide a strong incentive for executives and key employees to work toward the achievement of the Company’s goals, including long-term revenue growth and sustained value creation; and
•ensure that the interests of management and the Company’s stockholders are aligned.

We seek to achieve these objectives by providing compensation that is competitive with the practices of peer group technology companies and linking rewards to Company performance. Our incentives are designed to motivate our named executive officers to increase long-term stockholder value in alignment with stockholders’ interests.
Within this framework, we observe the following principles:
1.Attract, motivate and retain top-caliber talent: Named executive officers should have market-competitive base salaries and employee benefits that permit us to hire and retain high-caliber individuals at all levels as we compete for talent nationally;
2.Pay for performance: A significant portion of the annual compensation of our named executive officers should depend on the level of achievement of performance-based metrics;

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Compensation Discussion and Analysis
3.Reward long-term growth and sustained value creation: Named executive officers should be rewarded for achieving long-term results, and such rewards should be aligned with the interests of our stockholders;
4.Align compensation with stockholder interests: The interests of our named executive officers should be linked with those of our stockholders through the risks and rewards of the ownership of our common stock; and
5.Promote accountability; discourage excessive or inappropriate risk-taking: Our compensation program discourages excessive risk-taking. The Company enforces this principle through the share-ownership requirements, as well as hedging and trading restrictions. The board of directors also adopted an executive compensation clawback policy that complies with Nasdaq Listing Rules and Rule 10D-1 under the Exchange Act. See “Compensation Discussion and Analysis – Other Compensation Policies – Compensation Recovery Policy” for additional information about our clawback policy.
These principles are the foundation for a compensation framework that focuses management’s best efforts on achieving the Company’s goals and generating sustainable stockholder value.

What We Do	What We Don’t Do

  Pay for Performance – a significant portion of our executive compensation program is not guaranteed and is dependent upon stock price appreciation and other variable, at-risk pay components that are disclosed to our stockholders
  Review Peer Compensation Data – prior to making executive compensation decisions we review peer company compensation data
  Annual Stockholder “Say on Pay” – we seek an annual non-binding advisory vote from stockholders to approve executive compensation
  Post-Employment Covenants – our executive employment agreements contain non-compete and non-solicitation provisions designed to protect the business
  Caps on Incentive Payouts – we ensure that short-term incentives and our performance-based equity awards cap payouts
  Mitigate Undue Risk – we maintain an executive compensation clawback policy that complies with Nasdaq Listing Rules and Rule 10D-1 under the Exchange Act, set multiple performance measures and targets under our incentive compensation plans, and maintain robust board and management processes to identify risks
  Robust Stock Ownership Guidelines – we ensure management acts and thinks like stockholders through stock ownership
  Independent Compensation Consultant – the Committee seeks third party executive compensation advice from an independent consulting firm that does not perform any other services for our Company

  No Excise Tax Gross-Ups upon Change in Control – we do not provide tax gross-ups related to change in control
  No Pledging Shares of Company Stock Received as Compensation – named executive officers may not directly or indirectly pledge Paylocity common stock as collateral for any obligation
  No Hedging Shares of Company Stock Received as Compensation – named executive officers may not directly or indirectly engage in transactions intended to hedge or offset the market value of Paylocity common stock owned by them
  No Guaranteed Incentive Payouts – we do not provide guaranteed minimum bonuses
  No Excessive Perquisites – we do not provide excessive perquisites

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Compensation Discussion and Analysis
The Role of the Committee and its Consultants and Advisors
The Committee’s primary duties are to regularly review and advise our board of directors on the Company’s overall compensation philosophy, policies and plans, including a review of both regional and industry compensation practices and trends. The Committee is responsible for taking action with respect to compensation designed to attract and retain the highest quality executives, that clearly articulates the relationship of corporate performance to executive compensation and that will reward executives for the Company’s progress towards its performance goals. For a more complete description of the duties and responsibilities of the Committee, see the charter for the Committee posted on our website at: http://investors.paylocity.com.
The Committee has engaged Compensia, an outside independent executive compensation consultant, to assist the Committee with executive compensation matters by providing market research and advisory support for base salary, bonus and equity compensation matters and to assist the Committee with assessing the appropriateness of the Company’s peer group. Compensia annually develops a peer group study and an executive and non-employee director compensation review that is specific to the Company. Compensia does not provide other services to the Company. The Committee also uses the services of the Company’s human resources department and the Company’s outside counsel in making compensation-related decisions involving our named executive officers.
Role of Named Executive Officers in Compensation Decisions
The compensation of our named executive officers is determined by the Committee. Our CEO typically provides an agenda and recommendations to the Committee. Our CEO attends the Committee meetings and discusses with the Committee the compensation and performance of all named executive officers, other than his own. Our CEO bases his recommendations in part upon his review of the performance of our named executive officers. The Committee may exercise its discretion in modifying any recommended compensation adjustments or awards to such named executive officers.
Components of Executive Compensation
We offer our named executive officers compensation in the following forms:
•Base salaries to compensate individuals for their day-to-day responsibilities;
•Variable compensation in the form of performance-based bonuses that are directed to drive targeted corporate business goals and annual objectives; and
•Equity compensation in the form of RSUs, PSUs and MSUs in order to foster focus by our named executive officers on long-term objectives.
Our equity compensation program is structured to align the long-term pay of our named executive officers with stockholder interests. We believe that equity awards are a significant compensation-related motivator in attracting and retaining executive-level employees, and our executive compensation program aims to appropriately balance the goals of motivating and rewarding our named executive officers, thereby promoting stability in our leadership.
To promote alignment of our named executive officers’ interests with those of our stockholders and to focus our executives on achievement of certain annual performance-based metrics that the Committee considers critical to the Company’s future success, we also have an annual cash bonus program that varies above or below target levels commensurate with our performance.

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Compensation Discussion and Analysis
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Therefore, we generally do not provide perquisites or other personal benefits to our named executive officers except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our named executive officers more efficient and effective, and for recruitment and retention purposes. During fiscal 2026, other than the perquisites or other benefits detailed under "Compensation of Named Executive Officers—Summary Compensation Table", none of the named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual. In addition, we do not provide our named executive officers retirement plan benefits or health and welfare plan benefits, other than executive health and wellness screenings and stipends, that deviate from what is generally offered to employees of the Company.
Although the Committee reviews the total compensation for our named executive officers, it generally considers each component of compensation separately because the Committee does not believe that significant compensation derived from one component should necessarily negate or reduce compensation from other components. The Committee instead believes that each component of compensation is intended to reward different goals, as well as skills, responsibilities and duties of the executive. As a result, the appropriate level for each compensation component is based on our recruiting and retention goals, our view of internal equity and consistency, peer group survey data and other considerations we deem relevant, such as rewarding extraordinary performance, for such component of compensation.
In determining named executive officer compensation, the Committee considers the following factors:

•the Company’s performance in the previous fiscal year;
•the Company’s growth from the previous fiscal year;
•long-term retention value of equity compensation;
•the Company’s outlook and operating plan for the upcoming fiscal year;
•advice from the Committee’s advisors and consultants, as described under “The Role of the Committee and its Consultants and Advisors”, including the compensation analysis prepared by Compensia;
•the named executive officer’s role;
•an evaluation of the named executive officer’s individual performance and overall impact on the Company;
•the size of the aggregate equity pool available for awards for the year and the relative allocation of such pool among the named executive officers and other participants;
•overall equity burn rates and equity overhang levels;
•the value of, and expense associated with, proposed and outstanding equity grants; and
•compensation trends and competitive factors in the market for talent in which the Company competes.

The Committee performs an annual strategic review of compensation for our named executive officers and the Company’s peer group to determine the competitiveness of the compensation we provide and whether we sufficiently motivate our named executive officers. To this end, the Committee reviews survey data and compensation data of peer companies annually when it reviews named executive officer compensation.
For fiscal 2026, the Committee, based on an analysis provided by Compensia, developed the Company’s peer group for purposes of advising the Committee on its assessment of base salary, equity compensation and variable cash bonus opportunities for our named executive officers. After input from Company management, the Committee reviewed the peer group assessment criteria, including peer group company location, industry, direct peers, revenue ranges, market capitalization, and revenue growth rate. The peer group was selected from companies that provide systems software or internet software and services, or enterprise software applications that are headquartered in the United States. Additionally, we focused on peers that generally have revenue growth of 10% or more, that are approximately 0.5 to 2.0 times our trailing 12-month revenue and/or have a market capitalization of 0.3 to 3.0 times that of our own 30 trading day average market capitalization. None of the criteria are fixed and the Committee retains the discretion to determine the Company’s peer group for compensation purposes. Paycor HCM and Smartsheet were removed from the peer group as compared to the prior year as these companies were acquired in 2025 and are no longer publicly traded companies.

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Compensation Discussion and Analysis
For fiscal 2026, our peer group as determined by the Committee consisted of the following:

Bentley Systems	Dynatrace	Manhattan Associates	RingCentral
Bill Holdings	Elastic N.V.	Okta	The Trade Desk
BlackLine	Guidewire Software	Paycom Software
Dayforce	HubSpot	Procore Technologies
DocuSign	Informatica	PTC

Notwithstanding the use of a peer group analysis to assess named executive officer compensation, the Committee does not benchmark individual components of compensation or the total compensation paid to our named executive officers. The Committee makes decisions on named executive officer compensation for each component thereof based on a variety of factors described above.
Base Compensation
The Committee reviews and reassesses the base salaries of our named executive officers following the completion of each fiscal year. We do not choose to consider other elements of pay in setting base salaries for our named executive officers because of our philosophy that base salary should be measured by market practices and individual performance. Our Committee may periodically conduct a review of our named executive officers’ base salaries and determine adjustments as warranted, if any.
In fiscal 2026, we increased the base salaries of each of our named executive officers in order to appropriately compensate them given their contributions to the Company's performance and changes in the competitive market conditions.
The annual base compensation for our named executive officers as approved by the Committee for fiscal years 2026 and 2025 was as follows:

Named Executive Officer	Fiscal 2026 Base Salary	Fiscal 2025 Base Salary
Toby J. Williams	$744,630	$689,472
Ryan Glenn	$489,032	$432,772
Joshua Scutt	$488,385	$465,129
Melissa King	$446,250	$425,000
Andrew Cappotelli	$432,000	$400,000
Variable Compensation Under Our Annual Bonus Plan
We maintain a variable compensation plan in the form of an annual cash bonus plan to reward the performance of our named executive officers in achieving our corporate goals and to primarily align this element of pay for our named executive officers with corporate performance.
For fiscal 2026, our Committee established the following corporate performance measures based 60% upon Recurring and other revenue and 40% upon Adjusted EBITDA targets to assess the cash bonus opportunity for each named executive officer:

Achievement Level	Recurring and Other Revenue	Adjusted EBITDA	Corresponding Payout as % of Target (for each metric)
Maximum	$1,656,908,000	$642,301,000	150%
Target	$1,621,908,000	$622,301,000	100%
Threshold	$1,586,908,000	$602,301,000	50%

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Compensation Discussion and Analysis
We focused on these factors in our annual cash bonus plan for fiscal 2026 to drive strong revenue growth while increasing profitability. The Committee set performance measures at challenging levels that would require exceptional efforts, excellent leadership, effective leveraging of our competencies and a strong focus on driving results. For example, target achievement levels required Recurring and other revenue growth of greater than $150 million, or 10%, and a nearly $40 million, or 7%, increase in Adjusted EBITDA as compared to the Company's fiscal 2025 performance.
Based on actual performance for fiscal 2026, our named executive officers exceeded the Recurring and other revenue target payout and achieved the maximum payout for Adjusted EBITDA, resulting in a total payout of 144% of target. Accordingly, the Committee determined that our named executive officers had earned and would be paid the following cash bonuses under our annual cash bonus plan for fiscal 2026, which were paid in fiscal 2027:

Named Executive Officer	Fiscal 2026 Target Cash Bonus Opportunity (as a percentage of Base Salary)	Fiscal 2026 Target Cash Bonus Opportunity	Fiscal 2026 Bonus Payment Paid in Fiscal 2027 (as a percentage of Base Salary)	Fiscal 2026 Bonus Payment Paid in Fiscal 2027	Fiscal 2026 Bonus Payment (as a percentage of target)
Toby J. Williams	100%	$744,630	144%	$1,072,267	144%
Ryan Glenn	100%	$489,032	144%	$704,206	144%
Joshua Scutt	100%	$488,385	144%	$703,275	144%
Melissa King	75%	$334,688	108%	$481,950	144%
Andrew Cappotelli	100%	$432,000	144%	$622,080	144%
Equity Compensation
For fiscal 2026, the equity compensation for our named executive officers consisted of RSUs, PSUs and MSUs, which were each granted on August 15, 2025, as a part of our annual award cycle. The amount and type of equity awards granted to our named executive officers reflects the Committee’s desire to remain competitive with the Company’s peer group while taking into consideration the overall goals of our equity compensation, including retention, the ability to reward achievement and aligning executives' interests with our stockholders.
RSUs, PSUs and MSUs representing the right to receive shares of our common stock upon settlement retain value even in the absence of stock price appreciation, although the value ultimately realized from PSUs and MSUs remains subject to the achievement of applicable performance goals. As a result, the Committee believes these awards enable us to incent and retain our named executive officers using fewer shares of our common stock, thereby reducing dilution and allowing us to use our equity compensation resources more efficiently. These awards also align the long-term interests of our named executive officers with those of our stockholders because their value generally increases as the value of the underlying shares increases, while PSUs and MSUs further promote the achievement of key performance objectives. In addition, the multi-year vesting requirements, which are generally four years for RSUs and three years for PSUs and MSUs, support our retention objectives by requiring continued employment through the applicable vesting dates to fully earn the awards.

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Compensation Discussion and Analysis
The target grant values and number of shares subject to the awards granted are summarized below:

	RSU Awards		PSU Awards(1)		MSU Awards(2)
Named Executive Officer	Target Grant Value	Number of Shares Subject to Equity Awards(3)	Target Grant Value	Number of Shares Subject to Equity Awards(3)	Target Grant Value	Number of Shares Subject to Equity Awards(3)
Toby J. Williams	$8,500,000	46,576(4)	$5,610,000	30,740	$2,890,000	15,836
	$5,000,000	27,398(5)	—	—	—	—
Ryan Glenn	$5,425,000	29,727(4)	$1,550,000	8,494	$775,000	4,247
	$750,000	4,110(5)	—	—	—	—
Joshua Scutt	$3,168,000	17,357(4)	$905,000	4,959	$453,000	2,480
Melissa King	$2,450,000	13,425(4)	$700,000	3,836	$350,000	1,918
Andrew Cappotelli	$1,985,000	10,874(4)	$567,000	3,107	$284,000	1,554
(1)Vest 50%, 25% and 25% on the first, second and third anniversaries, respectively, of the date of grant based on certain Recurring and other revenue performance targets achieved during a one-year performance period ending on June 30, 2026, subject to continued service through each applicable vesting date.
(2)Vest 25% based on certain TSR percentile rank performance targets achieved during four separate performance periods that each start on August 31, 2025 and end on November 30, 2027, February 29, 2028, May 31, 2028 and August 31, 2028, respectively.
(3)The number of shares subject to the equity awards granted was determined by dividing the target grant value by the average closing sales price of our common stock for the 30 calendar days preceding the grant date, and therefore, the corresponding target grant values do not correspond exactly with the grant date fair values reported in our Summary Compensation Table or Grants of Plan-Based Awards in Fiscal 2026.
(4)Vest 6.25% on each three-month anniversary of the date of grant, subject to continued service through each applicable vesting date.
(5)Vest 12.5% on each three-month anniversary of the date of grant, subject to continued service through each applicable vesting date.
RSU Awards
For fiscal 2026, the Committee granted RSUs that vest quarterly over a four-year period to each of the named executive officers. In addition, the Committee allocated a portion of the total target long-term incentive value for Mr. Williams and Mr. Glenn to RSUs that vest quarterly over a two-year period. These awards had target values of $5.0 million and $750,000 for Mr. Williams and Mr. Glenn, respectively. The use of the two-year vesting RSU awards for Mr. Williams and Mr. Glenn was intended to strengthen near-term retention, reinforce leadership continuity, and encourage sustained operating performance and long-term shareholder value creation.

The Committee approved these grants in recognition of each executive's contributions since their respective promotions to CEO and CFO in March 2022, noting the promotion grants awarded in March 2022 were lower than the grant levels typically provided to newly hired executives in comparable roles. Despite ongoing software industry and macroeconomic challenges, the Company achieved a compound annual growth rate of approximately 23% in total revenue, combined with increasing profitability, including a 25% compound annual growth rate in Adjusted EBITDA excluding interest income on funds held for clients, over the three-year period ended fiscal 2025, reflecting the Company's strong performance during their tenure. In determining the grant value of the awards, the Committee also considered the value of each executive's unvested equity holdings, and the highly competitive market for software executive talent, and concluded that those holdings provided limited retention value. Based on these considerations, the Committee concluded that the long-term incentive program for our CEO and CFO appropriately supported the retention and motivational objectives of our compensation philosophy and maintained compensation at competitive levels relative to our peer group.
PSU Awards
The fiscal 2026 PSUs have performance-based vesting criteria tied to our fiscal 2026 Recurring and other revenue goals. The Company’s named executive officers will have the opportunity to earn 50% of the target shares by achieving a threshold level of performance and an opportunity to earn up to 200% of the target shares for superior

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Compensation Discussion and Analysis
performance. To the extent earned based on the applicable performance level attained, the PSUs vest 50% after the first year and 25% in each of the following two years. The Committee believes that these Recurring and other revenue performance goals combined with multi-year service conditions will further align our executives' potential equity award payouts with our overall performance while promoting long-term retention.
The Committee set performance measures at challenging levels that would require exceptional efforts, excellent leadership, effective leveraging of our competencies and a strong focus on driving results. For fiscal 2026, our Committee established the following corporate performance measures based upon Recurring and other revenue to assess the PSU performance achievement for each named executive officer:

Achievement Level	Recurring and Other Revenue	Corresponding Payout as % of Target (for each metric)
Maximum	$1,691,908,000	200%
Target	$1,621,908,000	100%
Threshold	$1,586,908,000	50%
Based on actual performance for fiscal 2026, our named executive officers exceeded the Recurring and other revenue target achievement, which resulted in the named executive officers earning 140% of the fiscal 2026 PSUs. Of the earned PSUs, 50% vested in August 2026, on the first anniversary of the date of grant, and the remaining unvested earned PSUs will vest in equal increments on the second and third anniversaries of the date of grant, subject to the executive’s continued employment through the vesting date.
MSU Awards
The Committee also granted MSUs that are tied to our stock price performance as compared to the broader stock market for fiscal 2026. The performance conditions for the awards granted in fiscal 2026 are based on total stockholder return (“TSR”) as compared to the Russell 3000 Index for four separate performance periods each starting on August 31, 2025 and ending on November 30, 2027, February 29, 2028, May 31, 2028 and August 31, 2028, respectively. The shares subject to the MSU awards granted may vest 25% based on TSR achievement through each of the aforementioned dates. The MSUs provide the opportunity to earn 25% of the target number of shares by the Company achieving a threshold level of performance and an opportunity to earn up to 200% of the target shares for superior performance. The Committee believes that these TSR performance conditions will further align the interests of our named executive officers with the interests of our stockholders and provide incentives that will encourage behaviors that will maximize stockholder value.
If our relative TSR percentile over each of the performance periods equals the 60th percentile, then the target number of units will be earned. If our TSR over the performance period is negative, then no more than the target number of units will be earned. The Company’s relative TSR percentile is determined by ranking the group of benchmark companies (other than the Company) from the highest to the lowest according to their respective TSR for the performance period, then calculating the TSR percentile ranking of the Company relative to other companies in the group of benchmark companies. If our relative TSR percentile is less than the 25th percentile, no payout is earned. If our relative TSR percentile is equal to or greater than the 25th percentile, award payouts may range from 25% up to 200% of target scaled to the relative TSR percentile, as shown in the TSR Percentile Payout Table below:

Relative TSR Percentile	Payout % of Target MSUs(1)
80th Percentile or Above	200%
60th Percentile	100%
35th Percentile	50%
25th Percentile	25%
Below 25th Percentile	0%
(1)To the extent relative TSR falls between two discrete points in the chart above, linear interpolation shall be used to determine the Payout % of Target MSUs corresponding to the Relative TSR Percentile as set forth in the award agreement.

Paylocity 2027 Proxy Statement	37

Compensation Discussion and Analysis
Fiscal 2023 MSU Award Performance
MSUs granted in fiscal 2023 were subject to the performance conditions described above, with a three-year performance period from August 31, 2022 through August 31, 2025. Our relative TSR for the performance period was at the 30th percentile, resulting in our named executive officers earning 35% of the target number of shares subject to the fiscal 2023 MSUs.
Severance and Change in Control Payments
In connection with the hiring of certain named executive officers, we have provided for certain severance and change in control benefits under specified circumstances in their employment agreement. We believe these severance and change in control benefits are consistent with those provided by our peer group and are an essential element of our overall executive compensation package due to the competitive market for executive talent in our industry. The Compensation Committee believes that the severance and change in control benefits are an important element of the named executive officers’ retention and motivation and that the benefits of such agreements, including generally requiring a release of claims against us as a condition to receiving any severance benefits, are in our best interests. Equity vesting acceleration benefits provided in connection with a change in control are intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change in control transactions that may be in the best interests of our stockholders.
For quantification of any additional information regarding the severance and change in control benefits, please see the discussion under “Compensation of Named Executive Officers—Employment Agreements and Arrangements” and “Compensation of Named Executive Officers Potential Payments Upon Termination or Change in Control.”
Retirement, Welfare and Other Benefits
We have established a tax-qualified employee savings and retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Our named executive officers are eligible to participate in our 401(k) plan. Under our 401(k) plan, employees may elect to have us contribute amounts of their compensation, up to the statutory limits, to the 401(k) plan. During fiscal 2026, we matched up to 50% of employee contributions, but not exceeding 8% of eligible pay.
In addition, we provide welfare benefits to our named executive officers on the same basis as all of our full-time employees. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
We believe that we provide affordable and competitive employee benefits programs in relation to the market in which we compete for talent. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Other than the perquisites detailed under "Compensation of Named Executive Officers—Summary Compensation Table", we do not provide additional perquisites to our named executive officers. For fiscal 2026, these perquisites included optional executive health and wellness screening services and an associated stipend for our executives in addition to our general employee welfare benefits described above in order to encourage our executives to focus on their own personal health and wellness. We also provided spousal travel benefits to Messrs. Scutt and Glenn and associated tax gross-ups for such benefits to permit their spouses to attend our annual President's Club event, which aligns with the benefits offered to all attendees of that event. We provided Mr. Scutt with an annual car allowance, which we provide to all eligible employees in our direct sales force and sales management function. Additionally, we provided Mr. Cappotelli with relocation expense and housing allowance benefits and associated tax gross-ups as he relocated upon the Company's request for strategic purposes. Commencing in fiscal 2026, we provided home security installation and monitoring services for Mr. Cappotelli based on considerations related to his safety and security.
We provide these executive perquisites because we believe the cost is relatively low in relation to the perceived value to our executives and the competitive market for executive talent. In the future, we may provide additional perquisites or other personal benefits in limited circumstances, such as when we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make our named executive officers more efficient and effective, or for recruitment, motivation, security or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to required approval and review by the Committee.

38	Paylocity 2027 Proxy Statement

Compensation Discussion and Analysis
Other Compensation Policies
Stock Ownership Guidelines
We maintain stock ownership guidelines for our non-employee directors, chief executive officer and other named executive officers. In July 2025, the board of directors increased the guidelines for our non-employee directors and chief executive officer. These individuals are required to own shares of our common stock with a value equal to at least the following:

Position	Ownership Requirement

Non-Employee Directors		5x	annual cash retainer*

Chief Executive Officer		6x	base salary**

Other Named Executive Officers		2x	base salary

*    Annual cash retainer excludes any fees for serving as Lead Independent Director, chairing a committee or serving on a committee. Prior to July 2025, our non-employee directors had an ownership requirement of 4x their annual cash retainers.
**    Prior to July 2025, our CEO had an ownership requirement of 4x his base salary.
Each individual has five years from the date of appointment as a director or executive officer to achieve the required ownership levels. We believe that these guidelines promote the alignment of the long-term interests of our named executive officers and members of our board of directors with our stockholders. Under our stock ownership guidelines, only shares owned outright count toward the satisfaction of the ownership guidelines. Subject to the phase in periods, the non-employee directors, chief executive officer and other named executive officers are currently compliant with the stock ownership guidelines.
Holding Period for Chief Executive Officer Share Appreciation Awards
Our Chief Executive Officer must hold 100% of the shares issued pursuant to any stock option, stock appreciation right or other share appreciation award for a minimum period of one year following the date of exercise or settlement of the shares subject to such share appreciation award to the Chief Executive Officer.
Compensation Recovery Policy
In October 2023, we adopted a clawback policy that complies with the Nasdaq Listing Rules and Rule 10D-1 under the Exchange Act. The policy provides for the mandatory recoupment of erroneously awarded cash and equity-based incentive compensation received by current or former executive officers in the event we are required to prepare an accounting restatement due to material non-compliance with financial reporting requirements under the federal securities laws. Our Amended and Restated 2023 Equity Incentive Plan provides that all awards granted under such plan will be subject to recoupment in accordance with any policies we may adopt to the extent applicable and permissible under applicable law.
Our 2014 Equity Incentive Plan also provides that if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct of our CEO or CFO who knowingly or through gross negligence engaged in the misconduct, the CEO or CFO must reimburse the Company for any payment in settlement of an equity award issued under that plan and received during the twelve-month period following the filing of the financial document and any profits realized from the sale of securities during such twelve-month period.
Insider Trading Policies
We maintain an insider trading policy governing the purchase, sale and other dispositions of our securities by directors, officers (including named executive officers), employees and consultants that is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the Nasdaq Listing Rules. The insider

Paylocity 2027 Proxy Statement	39

Compensation Discussion and Analysis
trading policy generally defines what constitutes illegal insider trading under the federal securities laws, provides guidance on what may be considered "material nonpublic information," and specifies certain transactions that are prohibited pursuant to the policy. The policy also establishes trading windows and blackout periods for when individuals subject to the policy are prohibited from trading, as well as specifying procedures for seeking clearance to trade by certain individuals and providing for the consequences of violating the policy or the federal securities laws. The insider trading policy has been filed as an exhibit to the Annual Report on Form 10-K for the year ended June 30, 2024.
Policy on Hedging and Pledging
Our insider trading policy provides that certain types of transactions are prohibited by any person subject to the policy. Specifically, short sales, puts, calls or other derivative transactions involving our securities, hedging or monetization transactions involving our securities, and pledges of our securities as collateral for a loan, or holding our securities in a margin account are prohibited under the policy.
Policy Regarding the Pricing and Timing of Equity Awards
While we have not adopted a formal policy regarding the timing of equity awards, it is the Committee's practice to make annual equity award grants to our named executive officers in August, during the first quarter of the fiscal year, at the same time equity awards are granted to our eligible general employee base. This timing allows the Committee to have the benefit of considering our year-end financial and operational results prior to setting any performance goals applicable to equity grants and is not scheduled in a manner that intentionally benefits our named executive officers or employees. The Committee neither grants equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on equity award grant dates. Additionally, stock options have an exercise price not less than the fair value of the underlying stock on the date of grant.
All outstanding equity awards to our named executive officers have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance.
Risk Considerations
The Committee has assessed whether the compensation paid to our named executive officers encourages risk-taking behavior, and the Committee does not believe that the compensation programs for our named executive officers are likely to lead to taking on more risks than are appropriate from a sound business judgment perspective. The Committee’s approach to compensation beyond base salary focuses heavily on company-wide and long-term performance. For instance, for fiscal 2026, incentives underlying annual cash bonuses and PSU achievement were tied to Company performance measures. Since these metrics have a Company-wide focus, the Committee does not believe they generally incentivize high-risk behavior by our named executive officers compared to annual bonuses based upon narrowly focused individual performance. The Company’s equity awards may consist of stock options, restricted stock units, performance stock units, market share units and other performance-based stock awards. The value, if any, received by a named executive officer from equity awards generally reflects the overall market performance of the Company’s stock over a long period of time. The Committee does not believe that this structure of equity awards incentivizes high-risk behavior. Our compensation schemes are designed to be in place over several years, and the Committee believes they are designed to reward sustained long-term profitable growth of the Company.

40	Paylocity 2027 Proxy Statement

Compensation Discussion and Analysis
Tax Considerations
Deductibility of Executive Compensation
Internal Revenue Code Section 162(m) generally disallows publicly-held corporations from taking a tax deduction for federal income tax purposes for remuneration paid in excess of $1 million in any taxable year to named executive officers that qualify as covered employees under Section 162(m). The Committee may, in its judgment, authorize compensation payments that may be in excess of the limits set forth in Internal Revenue Code Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.
No Reimbursement for “Golden Parachute” Taxes
Internal Revenue Code Sections 280G and 4999 provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed and are not otherwise obligated to provide any named executive officer with a reimbursement or “gross-up” payment for any tax liability that the executive might owe as a result of the application of Internal Revenue Code Section 4999.
Response to the 2026 Advisory Vote on Executive Compensation and Future Advisory Vote
At the 2026 annual meeting, the stockholders of the Company had the opportunity, pursuant to SEC regulations, to have an advisory vote to approve the compensation paid to the named executive officers. The results of the vote were as follows:

41,242,588 votes were “For” the compensation paid to our named executive officers;	2,979,270 votes were “Against” the compensation paid to our named executive officers; and	90,454 votes abstained.
approximately 93.1% of votes cast at the 2026 annual meeting supported the compensation paid to our named executive officers

Based on the above results, approximately 93.1% of votes cast at the 2026 annual meeting supported the compensation paid to our named executive officers. Our Committee considered these results in light of the Company’s corporate structure and determined that no significant changes were required to the Company’s compensation program as a result of the vote.
The board of directors adopted a policy to conduct future stockholder non-binding advisory votes regarding the compensation to be paid by the Company to its named executive officers each year. This policy will remain in effect until the occurrence of the next advisory vote on the frequency of the say-on-pay vote or until the board of directors determines that a different frequency for such advisory vote is in the best interest of the Company’s stockholders.

Paylocity 2027 Proxy Statement	41

Report of the Compensation Committee
The Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the compensation committee of the Board of Directors,
Robin L. Pederson, Chair
Andres D. Reiner
Ronald V. Waters III
Craig A. Conway
The information contained in the foregoing report of Paylocity’s compensation committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Paylocity under the Exchange Act or the Securities Act unless and only to the extent that Paylocity specifically incorporates it by reference.

42	Paylocity 2027 Proxy Statement

Compensation of Named Executive Officers
Summary Compensation Table
The following table presents compensation information for the fiscal years ended June 30, 2026, 2025 and 2024 paid to, or earned by, our principal executive officers, principal financial officer and our three other most highly compensated executive officers as of June 30, 2026. We refer to these executive officers as our “named executive officers” in this Proxy Statement. For the fiscal year ended June 30, 2026, our named executive officers were Toby J. Williams, Ryan Glenn, Joshua Scutt, Melissa King and Andrew Cappotelli. No disclosure is provided for persons for years in which the executive officer was not a named executive officer.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Stock-based Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Toby J. Williams President and Chief Executive Officer	2026	$735,437	$—	$21,557,447	$1,072,267	$108,413	$23,473,564
	2025	$680,960	$—	$16,319,530	$951,471	$92,521	$18,044,482
	2024	$638,400	$—	$13,619,534	$383,040	$96,091	$14,737,065
Ryan Glenn Chief Financial Officer	2026	$479,655	$—	$8,231,517	$704,206	$78,426	$9,493,804
	2025	$427,429	$—	$5,240,359	$597,225	$41,955	$6,306,968
	2024	$396,346	$—	$4,734,004	$180,322	$38,768	$5,349,440
Joshua Scutt Senior Vice President of Sales and Marketing and Chief Sales Officer	2026	$484,509	$—	$4,393,537	$703,275	$259,275	$5,840,596
	2025	$460,058	$—	$3,835,620	$641,878	$201,680	$5,139,236
	2024	$432,250	$—	$3,461,817	$195,615	$200,024	$4,289,706
Melissa King Senior Vice President of Product and Technology and Chief Product and Technology Officer	2026	$442,708	$—	$3,398,258	$481,950	$53,439	$4,376,355
	2025	$230,208	$275,000	$3,500,141	$237,412	$18,654	$4,261,415
Andrew Cappotelli Senior Vice President of Operations and Chief Client Officer	2026	$426,667	$—	$2,752,611	$622,080	$254,633	$4,055,991
	2025	$400,000	$—	$1,999,052	$552,000	$173,803	$3,124,855
	2024	$312,680	$—	$925,265	$95,069	$34,577	$1,367,591
(1)Amounts represent salary earned during each fiscal year presented based on any changes approved by the Committee.
(2)Amounts represent the aggregate grant date fair value of stock awards granted during the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Assumptions used in calculating the stock awards in this column are set forth in Note 16 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, disregarding estimates of forfeitures. Note that the amounts reported in this column reflect the accounting cost for these awards, and do not correspond to the actual economic value that our named executive officers may receive from these awards. The amounts included with respect to PSU awards granted reflect the grant date fair value of such awards based upon the probable outcome of the awards' performance condition as of the grant date. The fair value of our MSU awards is estimated at the date of grant using a Monte-Carlo simulation. The Monte Carlo simulation used to calculate the fair value of the MSUs simulates the present value of the potential outcomes of future stock prices of the Company and the Russell 3000 Index over the requisite service period. The projection of stock prices is based on the risk-free rate of return, the volatility of the stock price of the Company and the Russell 3000 Index, and the correlation

Paylocity 2027 Proxy Statement	43

Compensation of Named Executive Officers
of the stock price of the Company with the Index. The table below presents the aggregate grant date fair value of the PSU and MSU awards granted in fiscal 2026 assuming achievement at the maximum level of achievement:

Name	Maximum Grant Date Fair Value of PSU Awards	Maximum Grant Date Fair Value of MSU Awards
Toby J. Williams	$10,572,102	$7,101,654
Ryan Glenn	$2,921,256	$1,904,556
Joshua Scutt	$1,705,498	$1,112,156
Melissa King	$1,319,278	$860,112
Andrew Cappotelli	$1,068,560	$696,876
(3)Represents amounts paid under our cash bonus plan for fiscal 2026 based on the achievement of performance criteria. See "Compensation Discussion and Analysis - Variable Compensation Under Our Annual Bonus Plan" for additional information.
(4)Amounts shown in this column are detailed in the table below:

Name	Company Funded 401(k) Matching Contributions	Commuting Expenses	Tax Gross-ups on Commuting Expenses	Other*
Toby J. Williams	$13,396	$33,227	$28,184	$33,606
Ryan Glenn	$8,125	$—	$—	$70,301
Joshua Scutt	$12,215	$94,504	$57,984	$94,572
Melissa King	$10,819	$—	$—	$42,620
Andrew Cappotelli	$13,666	$—	$—	$240,967
*    Includes (i) health and welfare benefits, such as Company paid medical and dental insurance premiums, generally available to all employees for each of the named executive officers; (ii) executive health and wellness screening and concierge membership for each of the named executive officers other than Ms. King; (iii) health and wellness stipend of $15,000 for each of the named executive officers (iv) spousal travel benefits provided to Messrs. Glenn and Scutt for a company-sponsored incentive trip; (v) Mr. Scutt's annual car allowance; (vi) $36,874 in relocation expenses, which includes a tax gross-up of $15,940 for Mr. Cappotelli, (vii) $112,868 in housing allowances, which includes a tax gross-up of $40,868, for Mr. Cappotelli and (viii) $48,852 in home security installation and monitoring services for Mr. Cappotelli.

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Compensation of Named Executive Officers
Grants of Plan-Based Awards in Fiscal 2026
The following table sets forth information regarding grants of plan-based cash and equity awards made to our named executive officers during fiscal 2026.

		Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(6)
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum
Toby J. Williams	n/a	Cash	$372,315	$744,630	$1,116,945	—	—	—	—	—
	8/15/2025	RSU[2]	—	—	—	—	—	—	46,576	$8,009,209
	8/15/2025	RSU[3]	—	—	—	—	—	—	27,398	$4,711,360
	8/15/2025	PSU[4]	—	—	—	15,370	30,740	61,480	—	$5,286,051
	8/15/2025	MSU[5]	—	—	—	3,959	15,836	31,672	—	$3,550,827
Ryan Glenn	n/a	Cash	$244,516	$489,032	$733,548	—	—	—	—	—
	8/15/2025	RSU[2]	—	—	—	—	—	—	29,727	$5,111,855
	8/15/2025	RSU[3]	—	—	—	—	—	—	4,110	$706,756
	8/15/2025	PSU[4]	—	—	—	4,247	8,494	16,988	—	$1,460,628
	8/15/2025	MSU[5]	—	—	—	1,062	4,247	8,494	—	$952,278
Joshua Scutt	n/a	Cash	$244,193	$488,385	$732,578	—	—	—	—	—
	8/15/2025	RSU[2]	—	—	—	—	—	—	17,357	$2,984,710
	8/15/2025	PSU[4]	—	—	—	2,480	4,959	9,918	—	$852,749
	8/15/2025	MSU[5]	—	—	—	620	2,480	4,960	—	$556,078
Melissa King	n/a	Cash	$167,344	$334,688	$502,032	—	—	—	—	—
	8/15/2025	RSU[2]	—	—	—	—	—	—	13,425	$2,308,563
	8/15/2025	PSU[4]	—	—	—	1,918	3,836	7,672	—	$659,639
	8/15/2025	MSU[5]	—	—	—	480	1,918	3,836	—	$430,056
Andrew Cappotelli	n/a	Cash	$216,000	$432,000	$648,000	—	—	—	—	—
	8/15/2025	RSU[2]	—	—	—	—	—	—	10,874	$1,869,893
	8/15/2025	PSU[4]	—	—	—	1,554	3,107	6,214	—	$534,280
	8/15/2025	MSU[5]	—	—	—	389	1,554	3,108	—	$348,438
(1)The amounts reported in this column represent amounts potentially payable under our cash bonus plan for fiscal 2026. Actual bonuses received under the cash bonus plan by the named executive officers are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)Represents RSUs that vest over four years beginning on the grant date at a rate of 6.25% every three months. For more information regarding the RSUs granted in fiscal 2026, see "Compensation Discussion and Analysis - Equity Compensation."
(3)Represents RSUs that vest over two years beginning on the grant date at a rate of 12.5% every three months. For more information regarding the RSUs granted in fiscal 2026, see "Compensation Discussion and Analysis - Equity Compensation."
(4)Represents PSUs that are earned based on achievement of Recurring and other revenue targets for the fiscal year ended June 30, 2026 and that vest 50% on the first anniversary and 25% on each of the second and third anniversaries of the date of grant. For more information regarding the PSUs granted in fiscal 2026, see "Compensation Discussion and Analysis - Equity Compensation."
(5)Represents MSUs with four separate performance periods each commencing August 31, 2025 and ending November 30, 2027, February 29, 2028, May 31, 2028 and August 31, 2028, respectively. For more information regarding the MSUs granted in fiscal 2026, see "Compensation Discussion and Analysis - Equity Compensation."
(6)Amounts represent the grant date fair values of RSUs, PSUs and MSUs granted during the fiscal year computed in accordance with ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used in calculating the amounts reported in this column are set forth in Note 16 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026.

Paylocity 2027 Proxy Statement	45

Compensation of Named Executive Officers
Employment Agreements and Arrangements
We have entered into employment agreements with each of our named executive officers. The following is a summary of the employment agreements with our named executive officers, which include certain severance and change in control benefits.
Toby J. Williams is party to an amendment to his employment agreement with us effective August 5, 2024, which has no specific term and constitutes at-will employment. Mr. Williams's annual base salary for fiscal 2026 was $744,630. Mr. Williams is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 100% of Mr. Williams’s base salary for fiscal 2026. Payment of any bonus to Mr. Williams is subject to approval by the Committee. In the event Mr. Williams is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Williams timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continued service through the date of the change in control. The terms of the PSU and MSU award agreements also provide that in the event of a change in control, the PSUs and MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued service through that date.
Additionally, pursuant to the terms of the applicable equity award agreements, in the event of Mr. Williams’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Williams receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period.
Ryan Glenn is party to an amended and restated employment agreement with us effective March 11, 2022, which has no specific term and constitutes at-will employment. Mr. Glenn’s annual base salary for fiscal 2026 was $489,032. Mr. Glenn is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 100% of Mr. Glenn’s base salary for fiscal 2026. Payment of any bonus to Mr. Glenn is subject to approval by the Committee. In the event Mr. Glenn is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Glenn timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control. The terms of the PSU and MSU award agreements also provide that in the event of a change in control, the PSUs and MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued service through that date.
Additionally, pursuant to the terms of each of Mr. Glenn's employment agreement and the applicable equity award agreements, in the event of Mr. Glenn’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Glenn receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period.
Joshua Scutt is party to an employment agreement with us effective August 16, 2021, which has no specific term and constitutes at-will employment. Mr. Scutt’s annual base salary for fiscal 2026 was $488,385. Mr. Scutt is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 100% of Mr. Scutt’s base salary for fiscal 2026. Payment of any bonus to Mr. Scutt is subject to approval by the Committee. In the event Mr. Scutt is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Scutt timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in

46	Paylocity 2027 Proxy Statement

Compensation of Named Executive Officers
control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control. The terms of the PSU and MSU award agreements also provide that in the event of a change in control, the PSUs and MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued service through that date.
Additionally, pursuant to the terms of each of Mr. Scutt's employment agreement and the applicable equity award agreements, in the event of Mr. Scutt’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Scutt receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period.
Melissa King is party to an employment agreement with us effective December 16, 2024, which has no specific term and constitutes at-will employment. Ms. King’s annual base salary for fiscal 2026 was $446,250. Ms. King is also eligible to receive benefits that are substantially similar to those of our other employees. Her employment agreement provides for an annual bonus, which was targeted at 75% of Ms. King's base salary for fiscal 2026. Payment of any bonus to Ms. King is subject to approval by the Committee. In the event Ms. King is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of her death or her inability to perform the essential functions of her position with or without reasonable accommodation, we will be obligated to pay her 100% of her then current monthly base salary for 12 months; provided that Ms. King timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control. The terms of the PSU and MSU award agreements also provide that in the event of a change in control, the PSUs and MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued service through that date.
Additionally, pursuant to the terms of each of Ms. King's employment agreement and the applicable equity award agreements, in the event of Ms. King’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Ms. King receiving a pro-rated portion of the performance-based awards based on the number of calendar days she was employed over the total number of calendar days in the performance period.
Andrew Cappotelli is party to an employment agreement with us effective May 13, 2024, which has no specific term and constitutes at-will employment. Mr. Cappotelli’s annual base salary for fiscal 2026 was $432,000. Mr. Cappotelli is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 100% of Mr. Cappotelli’s base salary for fiscal 2026. Payment of any bonus to Mr. Cappotelli is subject to approval by the Committee. In the event Mr. Cappotelli is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Cappotelli timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control. The terms of the PSU and MSU award agreements also provide that in the event of a change in control, the PSUs and MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued service through that date.
Additionally, pursuant to the terms of each of Mr. Cappotelli's employment agreement and the applicable equity award agreements, in the event of Mr. Cappotelli’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Cappotelli receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period.

Paylocity 2027 Proxy Statement	47

Compensation of Named Executive Officers
Outstanding Equity Awards at June 30, 2026
The following table sets forth information regarding outstanding equity awards held by our named executive officers at June 30, 2026.

	Stock Awards(1)
Name	Number of shares or units of stock that have not yet vested		Market value of shares or units of stock that have not yet vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not yet vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Toby J. Williams	1,880	(2)	$196,516	29,491	(12)	$3,082,694
	9,216	(3)	$963,348	16,775	(13)	$1,753,491
	27,753	(4)	$2,901,021	15,836	(14)	$1,655,337
	37,843	(5)	$3,955,729	—		$—
	17,124	(6)	$1,789,972	—		$—
	21,165	(7)	$2,212,377	—		$—
	43,036	(8)	$4,498,553	—		$—
Ryan Glenn	747	(2)	$78,084	6,561	(12)	$685,821
	4,784	(3)	$500,072	3,245	(13)	$339,200
	12,777	(4)	$1,335,580	4,247	(14)	$443,939
	24,154	(5)	$2,524,818	—		$—
	2,569	(6)	$268,538	—		$—
	4,218	(7)	$440,908	—		$—
	11,893	(8)	$1,243,175	—		$—
Joshua Scutt	680	(2)	$71,080	4,798	(12)	$501,535
	3,499	(3)	$365,750	2,375	(13)	$248,259
	9,352	(4)	$977,565	2,480	(14)	$259,234
	14,103	(5)	$1,474,187	—		$—
	3,087	(7)	$322,684	—		$—
	6,943	(8)	$725,752	—		$—
Melissa King	12,336	(9)	$1,289,482	1,918	(14)	$200,489
	10,908	(5)	$1,140,213	—		$—
	5,372	(8)	$561,535	—		$—
Andrew Cappotelli	207	(2)	$21,638	1,238	(13)	$129,408
	1,015	(3)	$106,098	1,554	(14)	$162,440
	130	(10)	$13,589	—		$—
	879	(11)	$91,882	—		$—
	4,874	(4)	$509,479	—		$—
	8,836	(5)	$923,627	—		$—
	1,609	(7)	$168,189	—		$—
	4,351	(8)	$454,810	—		$—
(1)The securities underlying stock awards are shares of our common stock. The market values of all awards are based on $104.53, the closing stock price of our common stock on the Nasdaq on June 30, 2026.
(2)The RSUs vest every three months in 16 equal installments beginning on November 15, 2022.
(3)The RSUs vest every three months in 16 equal installments beginning on November 15, 2023.
(4)The RSUs vest every three months in 16 equal installments beginning on November 15, 2024.
(5)The RSUs vest every three months in 16 equal installments beginning on November 15, 2025.
(6)The RSUs vest every three months in 8 equal installments beginning on November 15, 2025.

48	Paylocity 2027 Proxy Statement

Compensation of Named Executive Officers
(7)The PSUs were granted on August 15, 2024. 50% of the PSUs vested on August 15, 2025 and the remaining PSUs will vest in two equal installments on August 15, 2026 and August 15, 2027. Vesting is based on recurring and other revenue achievement through fiscal 2025. The amount included in the table reflects that number of PSUs that have been earned based on fiscal 2025 performance but have not yet vested.
(8)The PSUs were granted on August 15, 2025. 50% of the PSUs vested on August 15, 2026 and the remaining PSUs will vest in two equal installments on August 15, 2027 and August 15, 2028. Vesting is based on recurring and other revenue achievement through fiscal 2026. The amount included in the table reflects that number of PSUs that have been earned based on fiscal 2026 performance but have not yet vested.
(9)The RSUs vest every three months in 16 equal installments beginning on April 1, 2025.
(10)The RSUs vest every three months in 16 equal installments beginning on June 1, 2024.
(11)The RSUs vest every three months in 16 equal installments beginning on September 1, 2024.
(12)The MSUs were granted on August 15, 2023 and will vest based on TSR percentile rank performance targets achievement between August 31, 2023 and August 31, 2026 as compared to the Russell 3000 Index. The amount included in the table reflects the target number of shares subject to these MSUs that were outstanding as of June 30, 2026. The amounts reported in the table do not correspond to the actual economic value that our named executive officers received from these awards as they subsequently forfeited on September 4, 2026 based on 0% achievement.
(13)The MSUs were granted on August 15, 2024 and will vest based on TSR percentile rank performance targets achieved as compared to the Russell 3000 Index over four separate performance periods that each begin August 31, 2024 and end November 30, 2026, February 28, 2027, May 31, 2027 and August 31, 2027, respectively. The named executive officers may earn 25% of the MSUs granted at the end of each performance period. The amount included in the table reflects the target number of shares subject to these MSUs that were outstanding as of June 30, 2026, but none of the MSUs were expected to vest as of June 30, 2026. The amounts reported in the table do not necessarily correspond to the actual economic value that our named executive officers may receive from these awards.
(14)The MSUs were granted on August 15, 2025 and will vest based on TSR percentile rank performance targets achieved as compared to the Russell 3000 Index over four separate performance periods that each begin August 31, 2025 and end November 30, 2027, February 29, 2028, May 31, 2028 and August 31, 2028, respectively. The named executive officers may earn 25% of the MSUs granted at the end of each performance period. The amount included in the table reflects the target number of shares subject to these MSUs that were outstanding as of June 30, 2026, but none of the MSUs were expected to vest as of June 30, 2026. The amounts reported in the table do not necessarily correspond to the actual economic value that our named executive officers may receive from these awards.
Stock Vested in Fiscal 2026
The following table sets forth the number of shares of our common stock acquired during fiscal 2026 by our named executive officers upon the vesting of RSUs, PSUs and MSUs and the value realized upon such vesting.

	Stock Awards
Name	Shares Acquired Upon Vesting (#)(1)	Value Realized on Vesting ($)(2)
Toby J. Williams	83,854	$12,224,416
Ryan Glenn	27,742	$3,835,497
Joshua Scutt	20,166	$2,828,739
Melissa King	7,003	$975,282
Andrew Cappotelli	8,496	$1,186,538
(1)Represents shares acquired upon vesting of RSUs, PSUs and MSUs.
(2)The value realized on vesting was calculated by multiplying (i) the closing price of a share of our common stock on the Nasdaq on the trading day prior to the day of vesting by (ii) the number of shares of common stock acquired upon vesting.

Paylocity 2027 Proxy Statement	49

Compensation of Named Executive Officers
Potential Payments Upon Termination or Change in Control
Pursuant to the terms of their employment agreements, each of our named executive officers has agreed not to solicit our employees or customers during employment and for a period of 12 months after the termination of employment, or with respect to Mr. Cappotelli and Ms. King, for a period of 24 months after the termination of employment. Pursuant to the terms of their employment agreements, each of our named executive officers has also agreed not to compete with us or assist any other person to compete with us during employment and for a period of 12 months after the termination of employment, and to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment.
The table below estimates the payments and benefits that each of our named executive officers would have received in the event his or her employment had been involuntarily terminated without “cause” (as defined in each of their respective employment agreements and discussed in “Compensation of Named Executive Officers – Employment Agreements and Arrangements”) as of June 30, 2026.

Name	Cash Payments
Toby J. Williams	$744,630
Ryan Glenn	$489,032
Joshua Scutt	$488,385
Melissa King	$446,250
Andrew Cappotelli	$432,000
The table below estimates the benefits that each of our named executive officers would have received in the event that a change in control occurred on June 30, 2026. If our named executive officers were also involuntarily terminated in connection with such change in control, they would also receive the cash severance benefits set forth above.

	Equity Acceleration
Name	Shares	Market Value of Accelerated Equity (net of exercise price, if any) ($)(1)
Toby J. Williams	158,017	$16,517,517
Ryan Glenn	61,142	$6,391,173
Joshua Scutt	37,664	$3,937,018
Melissa King	28,616	$2,991,230
Andrew Cappotelli	21,901	$2,289,312
(1)The market value of RSU acceleration is calculated by multiplying (i) $104.53, the closing price of our common stock on Nasdaq on June 30, 2026, by (ii) the number of shares of common stock underlying the accelerated RSUs. The market value of PSU acceleration is calculated by multiplying (i) $104.53 by (ii) the number of shares of common stock underlying the accelerated PSUs based on actual achievement of performance goals attributable to such outstanding awards as of June 30, 2026. This table excludes MSUs because the threshold performance goals associated with each MSU award would not have been achieved as of June 30, 2026.

50	Paylocity 2027 Proxy Statement

Compensation of Named Executive Officers
The table below estimates the benefits that each of our named executive officers would have received in the event that their death or disability occurred on June 30, 2026. They would not have received any cash payments upon such an event occurring.

	Equity Acceleration
Name	Shares	Market Value of Accelerated Equity (net of exercise price, if any) ($)(1)
Toby J. Williams	158,017	$16,517,517
Ryan Glenn	61,142	$6,391,173
Joshua Scutt	37,664	$3,937,018
Melissa King	28,616	$2,991,230
Andrew Cappotelli	21,901	$2,289,312
(1)The market value of RSU acceleration is calculated by multiplying (i) $104.53 by (ii) the number of shares of common stock underlying the accelerated RSUs. The market value of PSU acceleration is calculated by multiplying (i) $104.53 by (ii) the number of shares of common stock underlying the accelerated PSUs based on actual achievement of performance goals attributable to such outstanding awards as of June 30, 2026. This table excludes MSUs because the threshold performance goals associated with each MSU award would not have been achieved as of June 30, 2026.
CEO Pay Ratio
As required by the Dodd-Frank Act, we are providing disclosure regarding the ratio of the annual total compensation of Mr. Williams, who is our President and CEO, to that of our median employee. SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure and compensation plans, policies and procedures.
In determining our median employee, we chose June 30, 2026, the last day of our recently completed fiscal year, as the determination date. As of that date, we included 6,800 full-time, part-time and seasonal employees in the determination of our median employee, substantially all of whom were employed in the United States. Contractors and other non-employees were not included in our employee population. Our median employee was determined based on total annual base pay, the value of annual cash incentive awards and other cash compensation paid in fiscal 2026 (bonuses, commissions, overtime, etc.) and the grant date fair value of equity awards granted during fiscal 2026 for all employees except Mr. Williams. We annualized the base pay and any applicable sales commissions for those employees who commenced work or were on a partial year leave of absence during fiscal 2026. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using exchange rates in effect as of June 30, 2026. We did not make any cost-of-living adjustments for employees outside of the United States.
Once we identified the median employee, we calculated that employee’s compensation utilizing the same methodology reflected under “Compensation of Named Executive Officers – Summary Compensation Table”. Based on our calculation for fiscal 2026, the annual total compensation for Mr. Williams was $23,473,564, and our median employee’s annual total compensation was $102,756. Accordingly, we estimated our CEO Pay Ratio for fiscal 2026 to be 228:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described above.

Paylocity 2027 Proxy Statement	51

Compensation of Named Executive Officers
Pay Versus Performance
The following table provides information regarding the relationship between executive compensation for our principal executive officers ("PEOs") and our other named executive officers ("non-PEO NEOs") and Company performance as required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K for the fiscal years ended June 30, 2026, 2025, 2024, 2023 and 2022.

							Value of initial fixed $100 investment based on:
Fiscal Year	Summary Compensation Table Total for PEO Williams (1)	Summary Compensation Table Total for PEO Beauchamp (1)	Compensation Actually Paid to PEO Williams(2)	Compensation Actually Paid to PEO Beauchamp(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	Net Income ($ millions)	Recurring and Other Revenue ($ millions)
2026	$23,473,564	$—	$145,214	$—	$5,941,687	$1,698,461	$54.79	$100.18	$269.7	$1,651.4
2025	$18,044,482	$3,044,516	$28,295,857	$8,767,719	$4,708,119	$6,285,878	$94.96	$110.74	$227.1	$1,471.8
2024	$14,737,065	$11,137,431	$1,664,676	$(1,454,508)	$3,756,613	$1,189,384	$69.10	$88.16	$206.8	$1,281.7
2023	$21,672,572	$21,583,365	$16,000,336	$20,565,161	$5,495,940	$4,271,028	$96.71	$77.83	$140.8	$1,098.0
2022	$8,422,470	$15,292,725	$7,958,073	$11,093,807	$7,666,070	$3,705,009	$91.42	$64.82	$90.8	$847.7
(1)Mr. Williams was a PEO for fiscal 2026, 2025, 2024, 2023 and 2022, and Mr. Beauchamp was a PEO for fiscal 2024, 2023 and 2022, as well as from July 1, 2024 until August 5, 2024 when he became Executive Chairman.
(2)The reconciliation of the amount of PEO and Average Non-PEO Summary Compensation Table totals to Compensation Actually Paid ("CAP") is summarized in the following table:

	2026
	PEO Williams	Average Non - PEO NEOs
Summary Compensation Table Total	$23,473,564	$5,941,687
Adjustments
Equity Awards	$(21,557,447)	$(4,693,981)
Fair Value of Equity Awards
Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year	$10,894,797	$2,433,898
Change in Fair Value of Outstanding and Unvested Equity Awards Granted in the Prior Year	$(12,772,279)	$(1,963,475)
Change in Fair Value of Prior Year Equity Awards Vested in the Covered Year	$(2,168,594)	$(466,227)
Fair Value on Vesting Date of Equity Awards Granted and Vested in the Covered Year	$2,275,173	$446,559
Total Adjustments for Fair Value of Equity Awards	$(23,328,350)	$(4,243,226)
Compensation Actually Paid	$145,214	$1,698,461
(3)    For the fiscal year ended June 30, 2026, the non-PEO NEOs were Ryan Glenn, Joshua Scutt, Melissa King and Andrew Cappotelli. For the fiscal year ended June 30, 2025, the non-PEO NEOs were Ryan Glenn, Joshua Scutt, Melissa King and Andrew Cappotelli. For the fiscal year ended June 30, 2024, the non-PEO NEOs were Ryan Glenn, Rachit Lohani, Joshua Scutt, Andrew Cappotelli and Katherine Ross. For the fiscal year ended June 30, 2023, the non-PEO NEOs were Ryan Glenn, Rachit Lohani, Joshua Scutt and Katherine Ross. For the fiscal year ended June 30, 2022, the non-PEO NEOs were Ryan Glenn, Michael Haske, Rachit Lohani and Mark Kinsey.
(4)    The amounts reported in this column reflect the Company’s cumulative total shareholder return ("TSR") as of June 30 of each year presented, assuming an initial fixed $100 investment on June 30, 2021.
(5)    The peer group used for calculating Peer Group Total Shareholder Return is the S&P Software & Services Select Industry Index as of June 30 of each year presented, assuming an initial fixed $100 investment on June 30, 2021.

52	Paylocity 2027 Proxy Statement

Compensation of Named Executive Officers
Pay Versus Performance: Most Important Financial Performance Measures
The table below lists the financial performance measures we believe represent the most important financial performance measures used to link compensation actually paid to our named executive officers for the year ended June 30, 2026 to company performance.

Most Important Financial Performance Measures
Recurring and Other Revenue
Adjusted EBITDA*
Total Shareholder Return ("Company TSR")
Relative TSR Against the Russell 3000 Index
*    Adjusted EBITDA is a non-GAAP financial measure. For information on Adjusted EBITDA, as defined by the Company, please see "Appendix A: Non-GAAP Financial Measures".
Pay Versus Performance: Total Shareholder Return
The following graph shows the relationship between compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO named executive officers to total shareholder return for both Paylocity and the S&P Software & Services Select Industry Index for the years ended June 30, 2022, 2023, 2024, 2025 and 2026:

Pay vs. Performance: Company TSR and Peer Group TSR
$30
$20
$10
$0
CAP ($ millions)
$180
$120
$60
$0
Total Shareholder Return (Growth of $100 Invested)
FY2022
FY2023
FY2024
FY2025
FY2026
PEO CAP Williams
PEO CAP Beauchamp
Non-PEO Avg CAP
PCTY TSR
S&P Software & Services Select Industry Index

Paylocity 2027 Proxy Statement	53

Compensation of Named Executive Officers
Pay Versus Performance: Net Income
The following graph shows the relationship between compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO named executive officers to net income for the years ended June 30, 2022, 2023, 2024, 2025 and 2026:

Pay vs. Performance: Net Income
$30
$20
$10
$0
CAP ($ millions)
$270
$180
$90
$0
Net Income ($ millions)
FY2022
FY2023
FY2024
FY2025
FY2026
CAP - PEO Williams
CAP - PEO Beauchamp
CAP - Avg. Non-PEO NEOs
Net Income

54	Paylocity 2027 Proxy Statement

Compensation of Named Executive Officers
Pay Versus Performance: Recurring and Other Revenue
The following graph shows the relationship between compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO named executive officers to recurring and other revenue for the years ended June 30, 2022, 2023, 2024, 2025 and 2026:

Pay vs. Performance: Recurring and Other Revenue
$30
$20
$10
$0
CAP ($ millions)
$1,600
$1,200
$800
$400
Recurring and Other Revenue ($ millions)
FY2022
FY2023
FY2024
FY2025
FY2026
CAP - PEO Williams
CAP - PEO Beauchamp
CAP - Avg. Non-PEO NEOs
Recurring and Other Revenue

Pension Benefits
We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during fiscal 2026.
Nonqualified Deferred Compensation
We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during fiscal 2026.

Paylocity 2027 Proxy Statement	55

Equity Compensation Plan Information
We currently maintain three compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 2014 Equity Incentive Plan (the "2014 Plan"), the Amended and Restated 2023 Equity Incentive Plan (the “2023 Plan”) and the 2014 Employee Stock Purchase Plan (the “ESPP”), each of which has been approved by our stockholders. No further awards may be granted under the 2014 Plan as of the effective date of the 2023 Plan. The following table sets forth information regarding equity awards and shares reserved for future issuance under the foregoing plans as of June 30, 2026:

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	1,514,697	$—	3,451,301	(1)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,514,697	$—	3,451,301
(1)Includes 1,725,917 shares of our common stock available for issuance in connection with future awards under the 2023 Plan and 1,725,384 shares of our common stock available for future issuance under the ESPP.

56	Paylocity 2027 Proxy Statement

Certain Relationships and Related Party Transactions
Related Party Transaction Policy
We have a written policy on authorizations, the Related Party Transactions Policy, which includes specific provisions for related party transactions. Pursuant to the Related Party Transactions Policy, related party transactions include any transaction, arrangement or relationship, or series of such transactions, including any indebtedness or guarantees, in which the amount involved exceeds $120,000 and in which any of our directors, named executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In the event that a related party transaction is identified, such transaction must be reported to our Corporate Secretary and subsequently must be reviewed and approved or ratified by the chairman of our audit committee or our full audit committee, depending on the amount of the transaction. Any member of the audit committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction.
Related Party Transactions
During fiscal 2026, one of our subsidiaries, Blue Marble Payroll, LLC ("Blue Marble"), utilized Payescape Limited ("Payescape"), a private company, to provide Blue Marble with in-country payroll services in the United Kingdom. Mr. Sarowitz is a significant stockholder of Payescape. Blue Marble paid approximately $1,128,000 for services from Payescape in the ordinary course of business during fiscal 2026.
Additionally, we engaged BlackRock Financial Management Inc. to provide investment management services during fiscal 2026. BlackRock Financial Management Inc. is a subsidiary of BlackRock Inc. ("BlackRock"). Based on the most recent Schedule 13G/A filed with the Securities and Exchange Commission, BlackRock beneficially held 7.9% of the Company’s shares as of December 31, 2023. As an investment management firm, BlackRock invests in and holds equities and other financial instruments on behalf of its clients. As stated in the most recent Schedule 13G/A, BlackRock certified that it did not hold or acquire shares of Paylocity common stock for the purpose of or with the effect of changing or influencing the control of the Company, nor did it do so as a participant in any transaction having that purpose or effect. We consider BlackRock as a related party given it holds a relatively large percentage of our outstanding shares of common stock, and it also serves as a Paylocity vendor. During fiscal 2026, we paid approximately $326,000 for services from BlackRock in the ordinary course of business.
After reviewing these arrangements in accordance with our Related Party Transactions Policy, the audit committee unanimously approved the related party transactions with Payescape and BlackRock after determining that such transactions were fair to and in the best interests of Paylocity and its stockholders.
Besides the items noted above, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, named executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except for the compensation and other arrangements described in “Compensation of Named Executive Officers” and “Corporate Governance—Compensation of Directors” elsewhere in this Proxy Statement and the transactions described below.
Investor Rights Agreement
We are party to an amended and restated investor rights agreement with certain of our stockholders. The amended and restated investor rights agreement grants such stockholders certain registration rights, which include demand registration rights, piggyback registration rights and short-form registration rights, with respect to shares of our common stock.

Paylocity 2027 Proxy Statement	57

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our common stock as of September 30, 2026 by the following:
•each stockholder, or group of affiliated stockholders, who we know beneficially owns more than 5% of the outstanding shares of our common stock;
•each of our named executive officers;
•each of our current directors; and
•all of our current directors and current executive officers as a group.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power and shares which may be acquired within 60 days.
Applicable percentage ownership in the following table is based on 52,306,582 shares of common stock outstanding as of September 30, 2026. Shares of common stock subject to options exercisable and RSU awards vesting within 60 days of September 30, 2026 are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such options and RSU awards but are not deemed to be outstanding for calculating the percentage ownership of any other person. Beneficial ownership or voting power representing less than 1% is denoted with an asterisk (*).
Shares shown in the table below include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.
Unless otherwise noted below, the address of each person listed on the table is c/o Paylocity Holding Corporation, 1400 American Lane, Schaumburg, Illinois 60173.

58	Paylocity 2027 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Owned
5% Stockholders:
BlackRock, Inc.(1)	4,419,128	8.4%
T. Rowe Price Investment Management, Inc.(2)	3,105,531	5.9%
Named Executive Officers and Directors:
Steven I. Sarowitz(3)	8,363,216	16.0%
Steven R. Beauchamp(4)	1,891,717	3.6%
Toby J. Williams(5)	117,312	0.2%
Ryan Glenn(6)	30,821	*
Andres D. Reiner(7)	28,938	*
Joshua Scutt(8)	17,881	*
Melissa King(9)	11,164	*
Virginia G. Breen(10)	10,846	*
Ronald V. Waters III(11)	9,985	*
Robin L. Pederson(12)	7,544	*
Kenneth B. Robinson(13)	5,090	*
Linda M. Breard(14)	4,078	*
Andrew Cappotelli(15)	3,406	*
Craig A. Conway(16)	552	*
All executive officers and directors as a group (15 persons)(17)	10,503,733	20.1%
(1)Based on information contained in Amendment No. 4 to a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 26, 2024, BlackRock had sole voting power over 4,200,342 shares of common stock and sole dispositive power over 4,419,128 shares of common stock. BlackRock is located at 55 East 52nd Street, New York, NY 10055.
(2)Based on information contained in Amendment No. 2 to a Schedule 13G filed by T. Rowe Price Investment Management, Inc. (“T. Rowe Price Investment”) on August 14, 2026, T. Rowe Price Investment (i) had sole voting power over 3,094,505 shares of common stock and sole dispositive power over 3,105,531 shares of common stock. T. Rowe Price Investment is located at 100 East Pratt Street, Baltimore, MD 21202.
(3)Includes 552 shares issuable upon vesting of restricted stock units within 60 days of September 30, 2026 and 3,916,476 shares held by the Jessica P. Sarowitz Declaration of Trust for the benefit of Mr. Sarowitz's spouse. Mr. Sarowitz is our founder and a member of our board of directors.
(4)Includes 3,687 shares issuable upon vesting of restricted stock units, in each case within 60 days of September 30, 2026, 235,000 shares held by the IRIE Family Trust where Mr. Beauchamp’s spouse is the trustee, 15,800 shares held by the IRIE Foundation, 220,000 shares held by SRB 2025 GRAT, and 194,926 shares held by Gotham Triple Advantage Strategy LP, where Mr. Beauchamp owns a 99% limited partner interest and retains investment control over the shares held. Mr. Beauchamp is our Executive Chairman and is a member of our board of directors.
(5)Includes 21,451 shares issuable upon vesting of restricted stock units within 60 days of September 30, 2026. Mr. Williams is our President and Chief Executive Officer and is a member of our board of directors.
(6)Includes 8,476 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2026. Mr. Glenn is our Chief Financial Officer.
(7)Includes 552 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2026. Mr. Reiner is a member of our board of directors.
(8)Includes 5,237 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2026. Mr. Scutt is our Senior Vice President of Sales and Marketing and Chief Sales Officer.
(9)Includes 2,951 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2026. Ms. King is our Senior Vice President of Product and Technology and Chief Product Technology Officer.
(10)Includes 552 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2026. Ms. Breen is a member of our board of directors.
(11)Includes 552 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2026. Mr. Waters is a member of our board of directors.
(12)Includes 552 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2026. Mr. Pederson is a member of our board of directors.

Paylocity 2027 Proxy Statement	59

Security Ownership of Certain Beneficial Owners and Management
(13)Includes 552 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2026. Mr. Robinson is a member of our board of directors.
(14)Includes 552 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2026. Ms. Breard is a member of our board of directors.
(15)Includes 3,406 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2026. Mr. Cappotelli is our Senior Vice President of Operations and Chief Client Officer.
(16)Includes 552 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2026. Mr. Conway is a member of our board of directors.
(17)Includes 50,807 shares issuable upon the vesting of restricted stock units, in each case within 60 days of September 30, 2026.

60	Paylocity 2027 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.
Based solely on our review of such forms and written representations from certain reporting persons, we believe that each of our executive officers, directors and greater-than-10% stockholders complied with all such filing requirements during the fiscal year ended June 30, 2026.

Paylocity 2027 Proxy Statement	61

Proposal No. 3 Advisory Vote to Approve the Compensation of Our Named Executive Officers
Section 14A of the Exchange Act entitles our stockholders to vote to approve, on an advisory or nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We currently conduct advisory votes on executive compensation annually.
Our compensation committee and the board of directors believe that our executive compensation program, as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the related narratives reflect our philosophy of linking the compensation of our named executive officers with our performance. Our compensation committee and the board believe that the executive compensation program is reasonable and effective in that it aligns the interests of our named executive officers with both the short-term and long-term interests of our stockholders.
This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:
“RESOLVED, that the compensation of our named executive officers, as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the related narratives are hereby approved.”
Because this vote is advisory, it will not be binding upon the board of directors or our compensation committee. However, our compensation committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For information on how our compensation committee considered the 2026 advisory vote on executive compensation, see “Compensation Discussion and Analysis - Response to the 2026 Advisory Vote on Executive Compensation and Future Advisory Vote”.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that you vote “FOR” approval of the advisory vote to approve the compensation of our named executive officers.

62	Paylocity 2027 Proxy Statement

Proposal No. 4 Approval of the Second Amended and Restated 2023 Equity Incentive Plan
We are asking stockholders to approve the second amended and restated 2023 Equity Incentive Plan, or 2023 Plan, which was initially approved by stockholders on November 30, 2023 and most recently amended and restated on December 4, 2025. Our Board, upon the recommendation of the compensation committee of our board of directors, or the Committee, has amended and restated the 2023 Plan, subject to stockholder approval, in order to increase the current share reserve under the 2023 Plan by an additional 1,230,000 shares. Other than these changes, there are no substantive differences between the terms of the 2023 Plan as currently in effect and its terms as proposed to be amended and restated.
As of our record date, October 6, 2026, 406,867 shares remained available for future grants under the 2023 Plan, a number the Committee and our Board believe is insufficient to meet our future needs. The approval of the proposed second amended and restated 2023 Plan will allow us to continue to provide equity awards under the 2023 Plan in excess of the number of shares currently remaining available under the 2023 Plan for future grants. If this proposal is not approved, we will continue to have the ability to grant awards under the 2023 Plan, but without the share reserve increase we believe we would be at a significant disadvantage against our competitors for recruiting, retaining and motivating those individuals who are critical to our success. We could be forced to increase cash compensation, reducing resources available to meet our other business needs.
If this proposal is approved, the second amended and restated 2023 Plan will become effective on the date of the annual meeting, referred to as the Amendment Effective Date, and we anticipate that the aggregate shares authorized and reserved for issuance under the 2023 Plan will allow us to maintain our regular equity compensation program without interruption until the 2028 annual meeting of stockholders. The share reserve may, however, last for a shorter or longer period of time depending on various factors, such as the number of grant recipients, future grant practices, our stock price and forfeiture rates.
Our Chief Executive Officer must hold 100% of the shares issued pursuant to any stock option, stock appreciation right or other share appreciation award for a minimum period of one year following the date of exercise or settlement of the shares subject to such share appreciation award to the Chief Executive Officer, including but not limited to any such share appreciation award granted under the 2023 Plan.
As of October 6, 2026, the record date of the annual meeting, there were 52,174,262 shares of our common stock outstanding. The closing price of our common stock as reported on Nasdaq on October 6, 2026 was $146.16 per share.
Alignment of the 2023 Plan with the Interests of the Company and Stockholders
Our Board believes that using equity awards to recruit, retain and motivate key employees is critical to the achievement of our strategy and long-term goals and considered the following factors, among other things, when adopting the second amended and restated 2023 Plan:
The 2023 Plan allows us to recruit and retain top talent. The proposed increase in the shares available under the 2023 Plan will serve a critical role in attracting and retaining high-caliber individuals essential to our success. We operate in a highly competitive market for talent and compete with companies in the technology sector for the talent necessary to drive our operations and business strategy. Without the approval of an addition to our share reserve, we will not be able to effectively compete in this highly competitive market, which could ultimately result in the loss of critical talent and inhibit our ability to achieve our business goals.
Allows us to align participant and stockholder interests. Stock ownership by employees and non-employee directors provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our stockholders.

Paylocity 2027 Proxy Statement	63

Proposal No. 4 Approval of the Second Amended and Restated 2023 Equity Incentive Plan
Equity awards support our pay-for-performance philosophy. We currently grant restricted stock units, or RSUs, to a broad-based group of employees and non-employee directors. We also grant market share units, or MSUs, and performance stock units, or PSUs, to senior-level employees that vest based on both time and performance conditions. The Board believes that equity awards, the value of which depends on the performance of our stock, and which require achievement of performance criteria and/or continued service over time, are consistent with our pay-for-performance philosophy and motivate our employees and non-employee directors to enhance our growth and profitability.
Key Features of the 2023 Plan
The 2023 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
Administration. The 2023 Plan is generally administered by the Committee, which is composed entirely of independent, non-employee directors.
Stockholder Approval is Required for Any Additional Shares. The 2023 Plan does not contain an annual "evergreen" provision and instead reserves a fixed maximum number of shares of common stock. Additional stockholder approval is required to increase that number.
No Liberal Share Recycling for Stock Options or Stock Appreciation Rights. Shares tendered, exchanged or withheld to pay the exercise price or to satisfy withholding taxes with respect to stock options or stock appreciation rights are not available again for grant.
Stockholder Approval is Required for Any Repricings. Stock options and stock appreciation rights may not be repriced, exchanged for other equity awards or cashed out without stockholder approval.
Compensation Limits for Non-Employee Directors. The aggregate value of all regular compensation paid to any non-employee director for board services rendered in any calendar year, inclusive of cash and the grant date fair value of equity awards under the 2023 Plan, is limited to $750,000.
No Dividend Payment Until Underlying Shares Vest. Dividends and dividend equivalents on restricted stock, restricted stock units and performance share awards vest and are paid only if and to the extent those underlying awards become vested. No dividends are payable with respect to outstanding options and stock appreciation rights.
No Liberal Change in Control Definition. The 2023 Plan defines change in control based, in part, on the consummation of the transaction rather than the announcement or stockholder approval of the transaction.
Limited Transferability. Awards are not transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order.
Awards Subject to Clawback. All awards granted under the 2023 Plan are subject to forfeiture or recovery to the fullest extent required by the listing standards of the Nasdaq or any current or future clawback policy that may be adopted by Paylocity.
Responsible and Prudent Equity Usage
We are mindful of the dilutive impact of our equity compensation programs on our stockholders. The proposed increase to the share reserve is intended to balance this impact with our need to compete for skilled talent, maintain competitive compensation practices, and attract and retain the talent required to support our strategic objectives. The proposal would increase the number of shares available for future issuance under the 2023 Plan by an additional 1,230,000 shares, representing approximately 2.3% of our shares outstanding as of fiscal 2026.
We manage our long-term stockholder dilution by managing the number of equity awards granted annually while regularly evaluating the equity compensation practices of those companies with which we compete for talent. We grant what we believe is an appropriate amount of equity necessary to effectively attract, retain, and reward employees in the context of the market in which we compete for talent. Our three-year average burn rate, which we define as the number of shares subject to equity awards granted in any given year divided by the weighted average number of shares outstanding for that year, was 1.7% for fiscal years 2024 through 2026.

64	Paylocity 2027 Proxy Statement

Proposal No. 4 Approval of the Second Amended and Restated 2023 Equity Incentive Plan
The table below presents the number of shares that were subject to outstanding equity awards under the 2023 Plan and the 2014 Equity Incentive Plan, or 2014 Plan, which was the predecessor to the 2023 Plan, as of September 4, 2026. No outstanding awards were held under, and no shares remained available for future grants pursuant to, any other equity incentive plan.

Outstanding Award Type(1)	Number of Shares
Restricted stock units	2,453,045
Performance stock units(2)	144,592
Market stock units(2)	110,356
Total shares subject to outstanding awards	2,707,993
Number of shares remaining available for grant	397,196
(1)The table includes the only equity awards outstanding as of September 4, 2026. There were no stock appreciation rights or options outstanding as of this date. The Company has not granted any stock appreciation rights under the 2023 Plan or the 2014 Plan, and the last grant of stock options occurred in fiscal 2016 and have since been cancelled or exercised.
(2)The number of PSUs and MSUs that are outstanding as of September 4, 2026 reflects the target number of shares. Up to 200% of the target number of Performance Stock Units and Market Stock Units, respectively, could be earned based on satisfaction of the applicable performance goals.
The table below presents the three-year average equity award “burn-rate”:

Fiscal Year	Total Granted (in thousands)	Weighted-Average Common Shares Outstanding (in thousands)	Burn Rate (%)
2026	965	54,082	1.8
2025	1,010	55,649	1.8
2024	882	56,214	1.6
Average			1.7
We also considered overhang, which measures potential shareholder dilution, in setting the number of additional shares authorized for issuance under the second amended and restated 2023 Plan. As of our record date of October 6, 2026, there were 52,174,262 shares of common stock outstanding, 2,694,288 shares were subject to outstanding stock-based awards (consisting of RSUs, PSUs and MSUs, as shown in the outstanding equity awards table above), and 406,867 shares were available for future awards under the 2023 Plan. Therefore, as of October 6, 2026, our overhang (calculated as the number of shares subject to outstanding awards plus the number of shares available to be granted, divided by the total number of outstanding shares) was 5.9%. Had the 1,230,000 additional shares being requested under the 2023 Plan pursuant to this proposal been available for grant as of the record date, our overhang would have increased to 8.3%.
For purposes of the calculations of the burn rates and overhang shown above, the number of shares issuable pursuant to an award that provides for issuance of a variable number of shares based on the extent to which performance targets are satisfied is deemed to be the target number of shares that may be issued on attainment of performance targets, even though a lesser or greater number of shares may be or may have been issued based on actual performance.
Summary of the 2023 Plan
The following is a summary of the material terms of the proposed second amended and restated 2023 Plan, subject to stockholder approval. This summary does not purport to be a complete description of all of the provisions of the second amended and restated 2023 Plan. It is qualified in its entirety by reference to the full text of the second amended and restated 2023 Plan, a copy of which is attached to this proxy statement as Appendix B.
General
The 2023 Plan provides for the grant of incentive and nonstatutory stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance units, performance shares (including performance stock units and other stock-based awards as well as cash-based awards). Incentive stock options granted under the 2023 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, which is referred to as "the Code" in this Proposal. Nonstatutory stock options granted under the 2023 Plan are not intended to qualify as incentive stock options under the Code.

Paylocity 2027 Proxy Statement	65

Proposal No. 4 Approval of the Second Amended and Restated 2023 Equity Incentive Plan
Purpose
The purpose of the 2023 Plan is to advance the interests of Paylocity and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for Paylocity, by motivating such persons to contribute to Paylocity's growth and profitability, by aligning their interests with the interests of Paylocity's stockholders and by rewarding such persons for their services by tying a portion of their total compensation package to Paylocity's success.
Administration
The 2023 Plan will generally be administered by the Committee. Subject to the limitations in the 2023 Plan, the Committee has the authority to interpret the 2023 Plan and to determine the recipients of awards, the number of shares subject to each award, the times when an award will become exercisable or vest, the exercise price, the type of consideration to be paid upon exercise and other terms of the award. To the extent permitted by applicable law and the terms of the 2023 Plan, the Committee may delegate to the appropriate officers of Paylocity the authority to grant, amend, modify, cancel, extend or renew awards to persons other than directors or executive officers whose transactions are subject to Section 16 of the Exchange Act, as amended. Accordingly, as used herein with respect to the 2023 Plan, references to the "Committee" include the board of directors, the Committee and any of Paylocity's officer(s) to whom such authority may be delegated as provided in the 2023 Plan, to the extent such delegation is applicable.
Maximum Number of Shares Issuable Under the 2023 Plan
If the second amended and restated 2023 Plan is approved by stockholders, the total number of shares available for issuance under the 2023 Plan would be increased by an additional 1,230,000 shares. Accordingly, the maximum number of shares that may be issued pursuant to awards under the second amended and restated 2023 Plan will be equal to the sum of:
•1,627,196 shares (which equals the 397,196 shares that remained available for issuance under the 2023 Plan as of September 4, 2026, plus an additional 1,230,000 shares) less one share subject to any equity award granted under the 2023 Plan after September 4, 2026 and prior to the Amendment Effective Date, (provided that in no event shall the number of shares subject to any equity award granted under the 2023 Plan after September 4, 2026 and prior to the Amendment Effective Date exceed 397,196 shares) plus
•the number of any shares subject to stock options granted under the 2014 Plan or the 2023 Plan and outstanding as of September 4, 2026 or which are granted and outstanding under the 2023 Plan after September 4, 2026 and prior to the Amendment Effective Date which expire, or for any reason are forfeited, canceled or terminated, after that date without being exercised, plus
•the number of any shares subject to full-value awards (including RSUs, PSUs and MSUs) granted under the 2014 Plan or the 2023 Plan that are outstanding as of September 4, 2026 or which are granted and outstanding under the 2023 Plan after September 4, 2026 and prior to the Amendment Effective Date which are forfeited, terminated, canceled, not earned due to any performance goal that is not met or that fail to vest or are otherwise reacquired after that date without having become vested, plus
•the number of any shares subject to full-value awards (including RSUs, PSUs and MSUs) granted under the 2014 Plan or the 2023 Plan and outstanding as of September 4, 2026 or which are granted and outstanding under the 2023 Plan after September 4, 2026 and prior to the Amendment Effective Date that are exchanged by a participant or withheld by Paylocity on or after the Amendment Effective Date to satisfy any tax withholding or tax payment obligations related to such award.
Share Counting. The following are rules for counting shares against the maximum number of shares that may be issued pursuant to the second amended and restated 2023 Plan:
•To the extent that an award is settled in cash, the shares that would have been issued had there been no such cash settlement are not counted against the maximum number of shares that are issuable pursuant to the 2023 Plan.
•Shares that are subject to awards that are forfeited, terminated, canceled, not earned due to any performance goal that is not met or otherwise fail to vest or are reacquired by Paylocity are again available for subsequent awards under the 2023 Plan.
•Shares that are exchanged by a participant or withheld by Paylocity to satisfy the tax withholding or payment obligations related to any full value equity award are not counted against the maximum number of shares that are issuable pursuant to the 2023 Plan.
•To the extent that shares are delivered pursuant to the exercise of a stock option or stock appreciation right, the full number of underlying shares to which the exercise related shall be counted against the applicable share limits,

66	Paylocity 2027 Proxy Statement

Proposal No. 4 Approval of the Second Amended and Restated 2023 Equity Incentive Plan
regardless of the number of shares actually issued. Further, any shares that are exchanged by a participant or withheld by Paylocity as full or partial payment of the exercise price of any stock option or stock appreciation right or to satisfy any tax withholding or payment obligations related to any stock option or stock appreciation right will not be available for issuance of subsequent awards under the 2023 Plan.
•Shares purchased or repurchased by Paylocity with option exercise proceeds are not available for subsequent awards.
•Shares issued in connection with awards that are granted by or become obligations of Paylocity through the assumption, substitution or conversion of awards in connection with an acquisition of another company will not count against the shares available for issuance under the 2023 Plan unless determined otherwise by the Committee, and such awards may reflect the original terms of the related award being assumed, substituted or converted and need not comply with other specific terms of the 2023 Plan.
•Shares of stock of an acquired company that are available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition (as adjusted using the exchange ratio or other adjustment formula used in such acquisition or combination to determine the consideration payable to its stockholders) may be used for awards under the 2023 Plan and will not reduce the number of shares available for issuance under the 2023 Plan, provided that awards using such available shares cannot be made after the date the awards or grants could have been made under the terms of the pre-existing plan and will only be made to individuals who were not employees, consultants or non-employee directors of Paylocity prior to such acquisition or combination.
Eligibility and Award Limitations
Awards other than incentive stock options are generally granted to our employees and non-employee directors, although the 2023 Plan permits the grant of awards to consultants. Incentive stock options may be granted only to employees. As of June 30, 2026, Paylocity had approximately 6,900 employees and 8 non-employee directors who were eligible to participate in the 2023 Plan. Consistent with past practices, Paylocity has not and does not currently intend to grant awards to consultants.
The number of shares issued under the 2023 Plan pursuant to the exercise of incentive stock options since its original adoption in November 2023 may not exceed 1,760,000 shares. If an incentive stock option is granted to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Paylocity, or any of its parent or subsidiary corporations, the option must be granted at an exercise price that is at least 110% of the fair market value of Paylocity's stock on the date of grant, and the term of the option must not exceed five years. The aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options granted under the 2023 Plan that are exercisable for the first time by an optionee during any calendar year (under all our plans and our parent and subsidiary corporations) may not exceed $100,000.
Limitation on Awards to Non-Employee Directors
The 2023 Plan provides for an annual limit of $750,000 for compensation awarded to each of our non-employee directors. These annual limits do not apply to any compensation for service rendered as an employee or consultant or to any compensation that the Board determines is for special services or services beyond that required in the regular course of duties performed by a non-employee director.
Restrictions on Transfer
During a participant’s lifetime, exercisable awards (stock options and stock appreciation rights) may be exercised only by the participant or the participant’s guardian or legal representative. 2023 Plan awards shall not be subjected in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment. Participants generally may not transfer equity awards granted under the 2023 Plan, except by will or by the laws of descent and distribution, or pursuant to a domestic relations order.

Paylocity 2027 Proxy Statement	67

Proposal No. 4 Approval of the Second Amended and Restated 2023 Equity Incentive Plan
Stock Options and Stock Appreciation Rights
The following is a general description of the terms of stock options and stock appreciation rights that may be awarded under the 2023 Plan. Individual grants may have different terms, subject to the overall requirements of the 2023 Plan.
Exercise Price; Payment. The exercise price of incentive stock options under the 2023 Plan may not be less than the fair market value of Paylocity's common stock subject to the option on the date of grant, and in some cases may not be less than 110% of the fair market value on the grant date, as described above. The exercise price of a nonstatutory stock option and a stock appreciation right may not be less than the fair market value of Paylocity's stock subject to the award on the date of grant. The exercise price of options granted under the 2023 Plan must be paid: (1) in cash, check or a cash equivalent; (2) by cashless exercise or tender of shares of common stock of Paylocity subject to attestation to the ownership of the shares and to having a fair market value not less than the exercise price; (3) by net exercise whereby the number of shares issuable upon the exercise of the option is reduced by a number of shares having a fair market value equal to the exercise price; (4) in any other form of payment as may be approved by the Committee; or (5) by a combination of the above forms of payment.
Repricing and Reload Options Prohibited. Paylocity may not, without obtaining stockholder approval, (1) amend or modify the terms of any outstanding option or stock appreciation right to reduce the exercise price; (2) cancel, exchange or permit or accept the surrender of any outstanding option or stock appreciation right in exchange for an option or stock appreciation right with a lower exercise price; or (3) cancel, exchange or permit or accept the surrender of any outstanding option or stock appreciation right in exchange for any other award, cash or other securities for purposes of repricing that option or stock appreciation right. Also, no option may be granted to any participant on account of the use of shares to exercise a prior option.
Vesting and Exercise. Stock options and stock appreciation rights granted under the 2023 Plan vest and become exercisable in cumulative increments as determined by the Committee, provided that the holder's employment by, or service as a director of or consultant to, Paylocity or certain related entities or designated affiliates, continues from the date of grant until the applicable vesting date. Stock options and stock appreciation rights granted under the 2023 Plan may be subject to different vesting terms. In addition, the Committee has the power to accelerate the time during which an award may be exercised.
Term. The maximum term of stock options and stock appreciation rights under the 2023 Plan is ten years, except for certain incentive stock options with a maximum term of five years, as described above. The 2023 Plan provides for the earlier termination of an award due to the holder’s termination of service.
Restricted Stock Units
The Committee may grant restricted stock units under the 2023 Plan. Restricted stock units represent a right to receive shares of Paylocity's common stock at a future date determined in accordance with the participant's award agreement. There is no purchase or exercise price associated with restricted stock units or with the shares issued in settlement of the award. The Committee may grant restricted stock unit awards that are subject to time-based vesting or performance-based vesting.
Participants may not transfer shares acquired pursuant to restricted stock units until the award vests and is settled. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle the holders to receive dividend equivalents, which are rights to receive additional restricted stock units or cash amounts on restricted stock units that vest based on the value of any cash dividends Paylocity declares prior to the settlement of vested restricted stock units. Any dividend equivalents are subject to the same restrictions and risk of forfeiture as the underlying award.
Restricted Stock Awards
The Committee may grant restricted stock awards under the 2023 Plan specifying the number of shares of stock subject to the award and including such terms and conditions as the Committee shall from time to time establish. The Committee determines the purchase price payable under restricted stock purchase rights, which may be less than the then current fair market value of Paylocity’s common stock, or may grant restricted stock without any purchase price. Restricted stock awards may be subject to vesting conditions specified by the Committee based on service or performance criteria. Participants may not transfer shares acquired pursuant to a restricted stock award until the shares vest. Unless otherwise provided by the Committee, participants forfeit any unvested shares of restricted stock upon termination of service. Participants holding restricted stock generally may vote the shares and receive any dividends paid; however, no dividends or distributions will be paid on shares of stock subject to vesting conditions except to the extent that such vesting conditions are satisfied, and the restrictions on the original restricted stock award apply to adjustments made upon a change in the capital structure of Paylocity, and any substituted or additional securities or property arising from such award.

68	Paylocity 2027 Proxy Statement

Proposal No. 4 Approval of the Second Amended and Restated 2023 Equity Incentive Plan
Performance Awards
The Committee may grant performance awards subject to the fulfillment of conditions and the attainment of performance goals with such terms and over such periods as the Committee determines in writing and sets forth in a written agreement between Paylocity and the participant. These awards may be designated as performance shares or performance units and may provide for a payment in shares (or cash equivalent to the fair market value of shares) based on satisfaction of performance goals established by the Committee.
The Committee may make positive or negative adjustments to performance award payments to reflect individual job performance or other factors. At its discretion, the Committee may provide for the payment of dividend equivalents (which will be subject to the same restrictions and risks of forfeiture as the underlying award) with respect to cash dividends paid on Paylocity's common stock to a participant awarded performance shares. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.
Other Stock-Based Awards
The 2023 Plan permits the Committee to grant other awards based on Paylocity's stock or based on dividends paid on its stock. Participants have no voting rights or rights to receive cash dividends with respect to other awards until shares of common stock are issued in settlement of such awards. At its discretion, the Committee may provide for the payment of dividend equivalents (which will be subject to the same restrictions and risks of forfeiture as the underlying award) with respect to cash dividends paid on Paylocity’s common stock that are subject to such awards.
Cash-Based Awards
The 2023 Plan permits the Committee to grant awards that provide for potential to receive a cash payment amount or cash payment range and with such other terms, including the achievement of performance criteria, as the Committee may determine.
Adjustments Upon Certain Corporate Events
Capitalization Adjustments. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of Paylocity, or in the event of any extraordinary cash dividend, the 2023 Plan provides for appropriate adjustments in (i) the maximum number and class of shares subject to the 2023 Plan and to any outstanding awards, and (ii) the exercise or purchase price per share of any outstanding equity awards. Any fractional share resulting from an adjustment is rounded down to the nearest whole number, and at no time will the exercise price of any stock option or stock appreciation right be decreased to an amount less than par value of the stock subject to the award.
Change in Control. In the event of a change in control of the Company the acquiring or successor entity may assume or continue all or any awards outstanding under the 2023 Plan or substitute substantially equivalent awards. The Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the Board who are not employees will automatically be accelerated in full. Any awards that are not assumed, continued, or substituted for in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The 2023 Plan also permits the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price or purchase price per share, if any, under the award.
Duration, Amendment and Termination
The Committee may amend or terminate the 2023 Plan at any time. Incentive stock option awards will not be granted under the 2023 Plan later than the tenth anniversary of the date the Board or Committee most recently approved the applicable number of shares issuable under the 2023 Plan pursuant to the exercise of incentive stock options, or if earlier, the tenth anniversary of the date the stockholders most recently approved the applicable number of shares issuable under the 2023 Plan pursuant to the exercise of incentive stock options. No amendment authorized by the Committee will be effective unless approved by the stockholders of Paylocity if the amendment would (1) increase the number of shares reserved under the 2023 Plan; (2) change the class of persons eligible to receive incentive stock options; (3) reprice any stock option or stock appreciation right or (4) modify the 2023 Plan in any other way that requires stockholder approval under applicable law.

Paylocity 2027 Proxy Statement	69

Proposal No. 4 Approval of the Second Amended and Restated 2023 Equity Incentive Plan
United States Federal Income Tax Information
The following discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the 2023 Plan and not of state or local taxes that may apply to awards under the 2023 Plan. Tax consequences may vary depending on particular circumstances, and administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Participants in the 2023 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes. This discussion is based on the provisions of the Code in effect at the time this summary was drafted for inclusion in this proxy statement. It does not include a discussion of or anticipate changes that may become effective or be implemented after June 30, 2026. Subsequent developments in the U.S. federal income tax law could have a material effect on the U.S. federal income tax consequences of awards granted under the 2023 Plan.
Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the limitations of Section 162(m) of the Code and the satisfaction of our tax reporting obligations. Section 162(m) may limit the deductibility of compensation paid to our chief executive officer and to each of our other "covered employees." Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible by us only to the extent that it does not exceed $1,000,000. The Committee reserves the right to grant awards under the 2023 Plan that result in compensation to our covered employees in excess of the $1,000,000 Section 162(m) deduction limitation.
Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for at least two years following the date the incentive stock option was granted or within one year following the exercise of the option normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, Paylocity will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be treated as a capital gain. If a loss is recognized, it will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by Paylocity for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options and Stock Appreciation Rights. Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. Paylocity generally is entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to Paylocity with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.

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Proposal No. 4 Approval of the Second Amended and Restated 2023 Equity Incentive Plan
Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the "determination date." The determination date is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service, or IRS, no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Paylocity generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Performance Shares, Performance Units and Restricted Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described under "Restricted Stock." Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined under "Restricted Stock"), will be taxed as capital gain or loss. Paylocity generally is entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
New Plan Benefits
No awards made under the 2023 Plan prior to the date of the 2027 Annual Meeting of Stockholders were granted subject to stockholder approval of this proposal. The future awards to be made under the 2023 Plan are subject to the discretion of the Committee and are therefore not determinable at this time. Moreover, the number of shares that would be earned with respect to any grant may vary based on the achievement of any applicable performance goals, which is not determinable at this time.

Paylocity 2027 Proxy Statement	71

Proposal No. 4 Approval of the Second Amended and Restated 2023 Equity Incentive Plan
Prior Plan Benefits
The following table shows all awards granted to the applicable individuals and groups since the 2023 Plan's original effectiveness through September 4, 2026. The number of PSUs and MSUs granted reflect the target number of shares that could be earned based on satisfaction of the applicable performance goals.

Name and Position(1)	Number of RSUs Granted (#)	Number of PSUs Granted (#)	Number of MSUs Granted (#)
Toby J. Williams President, Chief Executive Officer and Director	241,988	112,336	57,871
Steven R. Beauchamp Executive Chairman	30,807	16,312	8,404
Ryan Glenn Chief Financial Officer	109,178	28,009	14,005
Joshua Scutt Senior Vice President of Sales and Marketing and Chief Sales Officer	67,924	18,066	9,034
Melissa King Senior Vice President of Product and Technology and Chief Product and Technology Officer	60,484	10,814	5,407
Andrew Cappotelli Senior Vice President of Operations and Chief Client Officer	48,634	11,968	5,985
Non-Executive Director Nominees
Linda M. Breard	4,806	—	—
Virginia G. Breen	4,806	—	—
Robin L. Pederson	4,806	—	—
Andres D. Reiner	4,806	—	—
Kenneth B. Robinson	4,806	—	—
Steven I. Sarowitz	4,806	—	—
Ronald V. Waters III	4,806	—	—
All Executive Officers as a Group (7 persons)	575,422	197,505	100,706
All Directors Who Are Not Executive Officers as a Group (8 persons)	38,994	—	—
All Employees Who are Not Executive Officers as a Group	2,585,265	19,298	9,650
(1)No equity awards have been granted under the 2023 Plan to affiliates of any of our directors, executive officers or director nominees. Additionally, no other person received 5% of the awards under the 2023 Plan.
Registration with the SEC
Subject to stockholder approval to amend and restate the 2023 Plan, we intend to file with the SEC a registration statement on Form S-8 covering the 1,230,000 additional shares reserved for issuance under the 2023 Plan.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote. Should stockholder approval not be obtained, the second amendment and restatement of the 2023 Plan will not be implemented, and the 2023 Plan will continue in effect pursuant to its current terms.
The Board of directors believes that the proposed second amendment and restatement of the 2023 Plan is in the best interests of Paylocity and its stockholders for the reasons stated above.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the proposed second amended and restated 2023 equity incentive plan.

72	Paylocity 2027 Proxy Statement

Stockholder Proposals or Nominations to be Presented at Next Annual Meeting
Pursuant to Rule 14a-8 under the Exchange Act, certain stockholder proposals, other than director nominations, may be eligible for inclusion in our proxy statement for the 2028 annual meeting. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Corporate Secretary at our principal executive offices no later than the close of business on June 24, 2027 (120 days prior to the anniversary of this year’s mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.
Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our nominating and corporate governance committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our nominating and corporate governance committee, see the “Corporate Governance—Director Nominations” section of this Proxy Statement.
In addition, our Bylaws establish advance notice procedures for any stockholder intending to nominate a candidate for election to the board or to bring a proposal at our 2028 annual meeting that is not included in our proxy materials. In accordance with our Bylaws, for a nominee or proposal not included in our proxy materials to be properly brought before the 2028 annual meeting, a stockholder's notice must be made to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day (August 5, 2027) or later than the close of business on the 90th day (September 7, 2027) prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2028 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2027 annual meeting, the stockholder must submit notice of any such nomination or proposal by the later of the 90th day prior to the 2028 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. In addition to satisfying advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 4, 2027, which is 60 days prior to the anniversary date of the Annual Meeting. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary.

Paylocity 2027 Proxy Statement	73

Transaction of Other Business
At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2027 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

74	Paylocity 2027 Proxy Statement

Stockholders Sharing the Same Last Name and Address
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Paylocity stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Corporate Secretary, Paylocity Holding Corporation, 1400 American Lane, Schaumburg, Illinois 60173, or call our Investor Relations department at 847-463-3200, and we will promptly send you what you have requested. You can also contact our Corporate Secretary or Investor Relations department if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
By order of the board of directors

Toby Williams President and Chief Executive Officer
October 22, 2026

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Appendix A - Non-GAAP Financial Measures
We present certain non-GAAP financial measures in this proxy statement because we consider them to be important supplemental measures in evaluating our financial and operating performance. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments.
Non-GAAP financial measures have limitations as an analytical tool. We encourage you to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this proxy statement. We define Adjusted EBITDA as net income before interest expense, income tax expense, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described below. Adjusted EBITDA excluding interest income on funds held for clients is calculated in the same manner as Adjusted EBITDA and is further adjusted to eliminate interest income on funds held for clients. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues. We calculate Adjusted EBITDA excluding interest income on funds held for clients margin as Adjusted EBITDA excluding interest income on funds held for clients divided by recurring and other revenue. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs and purchases of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenues. Free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow but also excludes interest income on funds held for clients. Free cash flow excluding interest income on funds held for clients margin is calculated by dividing free cash flow excluding interest income on funds held for clients by recurring and other revenue. Please note that other companies may define their non-GAAP financial measures differently than we do.

Reconciliation from Net income to Adjusted EBITDA and Adjusted EBITDA excluding interest income on funds held for clients ($ in thousands):	Year Ended June 30,
	2022	2023	2024	2025	2026
Net income	$90,777	$140,822	$206,766	$227,127	$269,741
Interest expense	$498	$752	$758	$13,053	$5,828
Income tax expense (benefit)	$(7,180)	$17,792	$70,249	$81,936	$117,562
Depreciation and amortization expense	$50,218	$60,866	$76,426	$99,636	$111,797
EBITDA	$134,313	$220,232	$354,199	$421,752	$504,928
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$101,109	$154,505	$152,446	$150,063	$144,147
Other items(1)	$2,378	$446	$(1,091)	$11,182	$5,815
Adjusted EBITDA	$237,800	$375,183	$505,554	$582,997	$654,890
Interest income on funds held for clients	$(4,957)	$(76,562)	$(120,835)	$(123,420)	$(119,964)
Adjusted EBITDA excluding interest income on funds held for clients	$232,843	$298,621	$384,719	$459,577	$534,926
(1)Represents acquisition and nonrecurring transaction-related costs and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.

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Appendix A - Non-GAAP Financial Measures

Reconciliation of Free cash flow and Free cash flow excluding interest income on funds held for clients:	Year Ended June 30, 2026 ($ in thousands)
Net cash provided by operating activities	$533,252
Capitalized internal-use software costs	$(69,302)
Purchases of property and equipment	$(36,152)
Free cash flow	$427,798
Interest income on funds held for clients	$(119,964)
Free cash flow excluding interest income on funds held for clients	$307,834

Paylocity 2027 Proxy Statement	A-2

Appendix B
PAYLOCITY HOLDING CORPORATION
SECOND AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 3, 2026)

1.Establishment, Purpose and Term of Plan.
1.1Establishment.
(a)The Paylocity Holding Corporation 2023 Equity Incentive Plan (the “Plan”) was originally established effective as of the Effective Date and this amendment and restatement thereof as set forth in this Paylocity Holding Corporation Second Amended and Restated 2023 Equity Incentive Plan (the "Plan") is effective on December 3, 2026 (the "Amendment Effective Date"). Certain capitalized terms used herein have the meanings set forth in Section 2 of the Plan.
(b)The Plan is the successor to the Prior Plan. As of the Effective Date: (i) no additional awards may be granted under the Prior Plan; (ii) any Returning Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all awards granted under the Prior Plan that are outstanding on the Effective Date will remain subject to the terms of the Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.
1.2Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
1.3Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that any Incentive Stock Option shall be granted, if at all, within ten (10) years from the earlier of: (i) the date the Board or the Committee most recently approved the applicable number of shares issuable under the Plan pursuant to the exercise of Incentive Stock Options, or (ii) the date the Company’s stockholders most recently approved the maximum applicable number of shares issuable under the Plan pursuant to the exercise of Incentive Stock Options.
2.Definitions and Construction.
2.1Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned to such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(b)“Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.
(c)“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.
(f)“Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).
(g)“Cause” has the meaning ascribed to such term in any written agreement between the Participant and the applicable Participating Company that employs or engages Participant defining such term and, in the absence of such an agreement that contains such term, ”Cause” means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement (except with respect to a disclosure protected by applicable law); or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.
(h)“Change in Control” means, unless otherwise defined in the applicable Award Agreement, the occurrence of any one or a combination of the following events in each case which is actually consummated:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii)an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ff)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(iii)a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;
provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsections (i), (ii) and (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(i)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.
(j)“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall

Paylocity 2027 Proxy Statement	B-2

Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers and, in such instances, references herein to the Committee shall mean the Board. Unless the Board specifically determines otherwise, each member of the Committee shall, at the time it takes any action with respect to an Award under the Plan, be a “non-employee director” within the meaning of Rule 16b-3 and an “independent director” under the rules of any stock exchange on which the Stock is listed. However, the fact that a Committee member shall fail to qualify as “non-employee director” or an “independent director” shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.
(k)“Company” means Paylocity Holding Corporation, a Delaware corporation, and any successor corporation thereto.
(l)“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.
(m)“Director” means a member of the Board.
(n)“Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(o)“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant. No Dividend Equivalent Right shall be credited or paid with respect to any Option or SAR.
(p)“Effective Date” means the date of the annual meeting of shareholders of the Company held in 2023.
(q)“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii)The Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period and in a manner that is consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.
(iii)If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A and/or Section 422 of the Code to the extent applicable.
(t)“Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.
(u)“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(v)“Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
(w)“Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(x)“Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant's rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant's rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other applicable laws.
(y)“Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).
(z)“Nonemployee Director” means a Director who is not an Employee.
(aa)“Nonemployee Director Award” means any Award granted to a Nonemployee Director.
(bb)“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.
(cc)“Officer” means any person designated by the Board as an officer of the Company.
(dd)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(ee)“Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.
(ff)“Ownership Change Event” means the occurrence of any of the following transactions with respect to the Company which is actually consummated: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(gg) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(hh)“Participant” means any eligible person who has been granted one or more Awards.
(ii)“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(jj)“Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(kk)“Performance Award” means an Award of Performance Shares or Performance Units.
(ll)“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
(mm)“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.
(nn)“Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.
(oo)“Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(pp)“Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(qq)“Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(rr)“Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 6.4(a).
(ss)“Prior Plan” means the Paylocity Holding Corporation 2014 Equity Incentive Plan.
(tt)“Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.
(uu)“Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.
(vv)“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.
(ww)“Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.
(xx)"Returning Shares" means shares subject to share awards granted under the Prior Plan or the Plan that are outstanding on September 4, 2026 or which are granted under the Plan and outstanding after September 4, 2026 and prior to the Amendment Effective Date, and that: (A) subject to stock options and stock appreciation rights which expire, or for any reason are forfeited, cancelled, or terminated without being exercised, (B) are not issued pursuant to a Full Value Award because such share award or any portion thereof expires or otherwise terminates without all of the shares covered by such share award having been issued; (C) are not issued because such award or any portion thereof is settled in cash; (D) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; or (E) are withheld by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards.
(yy)“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(zz)“SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.
(aaa)“Section 409A” means Section 409A of the Code.
(bbb)“Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(ccc)“Securities Act” means the Securities Act of 1933, as amended.
(ddd)“Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Subject to the terms of the Company’s leave of absence policy and/or the written terms of any leave of absence agreement or policy applicable to the Participant, to the extent permitted by law, the Committee or its designee, in that party’s sole discretion, may determine whether Service will be considered interrupted in the case of (i) any Company approved leave of absence, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Additionally, a leave of absence will be treated as continued Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. A Participant’s Service shall be deemed to have terminated either upon an actual termination of

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
(eee)“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.
(fff)“Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).
(ggg)“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(hhh)“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(iii)“Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(jjj)“Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.
2.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.Administration.
3.1Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
3.2Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers and each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee and as may be required by applicable law.
3.3Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
3.4Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;
(b)to determine the type of Award granted;
(c)to determine the Fair Market Value of shares of Stock or other property;
(d)to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Targets, Performance Period, Performance Award

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e)to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(f)to approve one or more forms of Award Agreement;
(g)to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto except as provided in Section 3.5 (Repricing and Reload Options Prohibited) provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing;
(h)to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing;
(i)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards;
(j)To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Change in Control, for reasons of administrative convenience; and
(k)to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.5Option or SAR Repricing and Reload Options Prohibited. Except as provided in Section 4.2 (Adjustments for Changes in Capital Structure) or in connection with a Change in Control, neither the Company, Board nor any Committee shall have the authority to (i) reduce the exercise price or strike price of any outstanding Options or SARs under the Plan, or (ii) cancel any Options or SARs that have an exercise price of strike price greater than the current Fair Market Value in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event. No Option may be granted to any Participant on account of the use of Stock by the Participant to exercise a prior Option.
3.6Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties or with respect to which the recoupment provisions of Section 18.2 of the Plan are applicable; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
4.Shares Subject to Plan.
4.1Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan on and after the Amendment Effective Date will not exceed 1,627,196 shares less one share for each share subject to any equity award granted under the Plan after September 4, 2026 and prior to the Amendment Effective Date; plus the number of Returning Shares, if any, as such shares become available from time to time, and such shares may consist of authorized but reissued or reacquired shares of Stock or any combination thereof. In no event shall the number of shares subject to any equity award granted under the Plan after September 4, 2026 and prior to the Amendment Effective Date exceed 397,196 shares.
4.2Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Any shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment of the exercise price of any Option or SAR, and any shares of Stock that are exchanged or withheld by the Company or any member of the Participating Company Group to satisfy any tax withholding or payment obligations related to any Option or SAR, shall not be available for subsequent Awards under the Plan. Shares purchased in the open market with proceeds from the exercise of Options or SARs shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall again become available for issuance under the Plan.
4.3Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 409A and Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Incentive Stock Option limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion and in accordance with Section 409A and Section 424 of the Code to the extent applicable. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
4.4Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of equity awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code, without reducing the number of shares otherwise available for issuance under the Plan. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.
5.Eligibility, Participation and Award Limitations.
5.1Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
5.2Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3Incentive Stock Option Limitations.
(a)Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 1,760,000 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.
(b)Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
(c)Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.
5.4Nonemployee Director Award Limit. Annual compensation awarded to any Nonemployee Director during each calendar year in respect of the Nonemployee Director’s service as a member of the Board during such year, including both shares of Stock subject to Awards and any cash fees paid to such Nonemployee Director (but excluding any expense reimbursements or distributions from any deferred compensation program applicable to the Nonemployee Director), may not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
6.Stock Options.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.
6.2Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
6.3Payment of Exercise Price.
(a)Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise (for Nonstatutory Stock Options); (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) if permitted by the Committee, by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)Limitations on Forms of Consideration.
(i)Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
(ii)Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(iii)Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.
6.4Effect of Termination of Service.
(a)Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee or in an Award Agreement, an Option shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period specified below, or if applicable, such other period provided in the applicable Award Agreement or other written agreement between the Participant and the Company; provided however, in no event may such Option be exercised after expiration of its maximum permitted term as set forth in the Award Agreement evidencing such Option or any earlier date the Option is terminated in connection with a Change in Control (the “Option Expiration Date”), and thereafter shall terminate if not exercised during such period.
(i)Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated.
(ii)Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service for any reason other than Cause.
(iii)Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
(iv)Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of four (4) months after the date on which the Participant’s Service terminated.
(b)Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the Post-Termination Exercise Period is prevented by the provisions of Section 14 below or other applicable law on any date during such Post-Termination Exercise Period and on which the per share exercise price of the Option is less than the Fair Market Value, such Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions but in any event no later than the Option Expiration Date.
6.5Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option. Notwithstanding the foregoing, Options may not be transferred to any third party for value.
7.Stock Appreciation Rights.
Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.
7.2Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A.
7.3Exercisability and Term of SARs.
(a)Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b)Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.
7.4Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee and set forth in the Award Agreement, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.
7.5Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion. The Company may elect to discontinue the deemed exercise of SARs pursuant to this Section 7.5 at any time upon notice to a Participant or to apply the deemed exercise feature only to certain groups of Participants. The deemed exercise of a SAR pursuant to this Section 7.5 shall apply only to a SAR that has been timely accepted by a Participant under procedures specified by the Company from time to time.
7.6Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee or in an Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.
7.7Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act. Notwithstanding the foregoing, SARs may not be transferred to any third party for value.
8.Restricted Stock Awards.
Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
8.2Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.
8.3Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.
8.4Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
8.5Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
8.6Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that any such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made
8.7Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
9.Restricted Stock Units.
Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
9.2Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.
9.3Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.
9.4Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award. No dividends or distributions shall be paid on shares of Stock subject to any Restricted Stock Unit Award which is subject to Vesting Conditions except to the extent that such Vesting Conditions are satisfied.
9.5Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
9.6Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee as meeting the requirements for an exemption from, or alternatively in compliance with the requirements of Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than such latest permitted date as necessary to avoid adverse tax consequences under Section 409A. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement or an Election (as defined in Section 15.2). Notwithstanding the foregoing, the Committee, in its discretion, may provide in an Award Agreement for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
9.7Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.Performance Awards.
Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
10.2Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
10.3Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
10.4Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of objective or subjective business, financial, or individual performance or other performance criteria established by the Committee (each, a “Performance Measure”), subject to the following:
(a)Performance Measures. Unless otherwise determined by the Committee Performance Measures based on objective criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.
(b)Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.
10.5Settlement of Performance Awards.
(a)Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b)Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Section 10.5(a) the Company shall notify each Participant of the determination of the Committee.
(c)Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Section 10.5(a) but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement or an Election. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.
(d)Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
10.6Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals and other Vesting Conditions as are applicable to the Award. No dividends or distributions shall be paid on shares of Stock subject to any Performance Share Award which is subject to Performance Goals or other Vesting Conditions except to the extent that such Performance Goals and/or other Vesting Conditions are satisfied.
10.7Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:
(a)Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
(b)Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
10.8Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
11.Cash-Based Awards and Other Stock-Based Awards.
Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
11.1Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.
11.2Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.3Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.
11.4Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines and set forth in the Award Agreement. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.
11.5Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award. No dividends or distributions shall be paid on shares of Stock subject to any Other Stock Based Award which are subject to Vesting Conditions except to the extent that such Vesting Conditions are satisfied.
11.6Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.
11.7Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.
12.Standard Forms of Award Agreement.
12.1Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a Company-executed Award Agreement, which execution may be evidenced by electronic means.
12.2Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
13.Change in Control.
13.1Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the following provisions will apply to Awards in the event of a Change in Control, contingent upon the consummation of the Change in Control, unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Committee may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants and in each case may make such determination in its discretion and without the consent of any Participant (unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award).
(a)Accelerated Vesting. The Committee may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.
(b)Assumption, Continuation or Substitution. The Committee may arrange for the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), to assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable, with appropriate adjustments in accordance with Section 4.3. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is not assumed, continued, or substituted by the Acquiror in connection with the Change in Control nor exercised prior to the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(c)Assignment or Lapse of Reacquisition or Repurchase Rights. The Committee may arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Stock issued pursuant to the Award to the Acquiror or arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award.
(d)Cancellation. In its discretion, the Committee may cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for no consideration ($0) or such consideration, if any, as determined by the Committee.
(e)Cash-Out of Outstanding Stock-Based Awards. The Committee may determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without notice or payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and, to the extent applicable, in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards or, if determined by the Committee and in compliance with Section 409A, as soon as practicable following the date of the Change in Control.
(f)Adjustments and Earnouts. In making any determination pursuant to this Section 13.1 in the event of a Change in Control, the Committee may, in its discretion, determine that an Award shall or shall not be subject

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, earnouts and similar conditions as the other holders of the Company's Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A or Section 424 of the Code.
13.2Appointment of Stockholder Representative. As a condition to the receipt of an Award under the Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf.
13.3Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full effective immediately prior to and contingent upon the consummation of the Change in Control and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b) or otherwise restricted by Section 409A, shall be settled effective immediately prior to the time of consummation of the Change in Control if not exercised prior to the Change in Control.
13.4Federal Excise Tax Under Section 4999 of the Code.
(a)Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b)Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.4(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.4(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.
14.Compliance with Securities Law.
The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
15.Compliance with Section 409A.
15.1Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:
(a)A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.
(b)Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.
15.2Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A and the Company, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:
(a)Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.
(b)Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.
(c)Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.
15.3Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
(a)No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.
(b)Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c)No subsequent Election related to a payment pursuant to Section 15.4(a)(vi) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.
(d)Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.
15.4Payment of Section 409A Deferred Compensation.
(a)Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i)The Participant’s “separation from service” (as defined by Section 409A);
(ii)The Participant’s becoming “disabled” (as defined by Section 409A);
(iii)The Participant’s death;
(iv)A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;
(v)A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi)The occurrence of an “unforeseeable emergency” (as defined by Section 409A).
(b)Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

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Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
(c)Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent necessary to avoid adverse tax consequences under Section 409A no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation and which is made in connection with the Participant’s separation from service may be made to a Participant who is a “specified employee” for purposes of Section 409A before the date that is one day and six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death (such applicable date, the “Delayed Payment Date”). All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(d)Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum or commence upon the determination that the Participant has become disabled.
(e)Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.
(f)Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.3 shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g)Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(h)Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A. The Company reserves the right in its discretion to accelerate the time or schedule of any payment under an Award providing Section 409A Deferred Compensation to the maximum extent permitted by Section 409A.
(i)No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.
16.Tax Withholding.
16.1Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

B-21	Paylocity 2027 Proxy Statement

Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
16.2Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall be determined by the Company in accordance with the Company’s withholding procedures and considering any accounting consequences or cost. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.
17.Amendment, Suspension or Termination of Plan.
The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3, (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.
18.Miscellaneous Provisions.
18.1Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
18.2Forfeiture Events.
(a)The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.
(b)All Awards granted under the Plan will be subject to recoupment in accordance with: (i) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed, (ii) as is otherwise required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, including Rule 10D-1 of the Exchange Act, (iii) any other applicable law, and (iv) any clawback or recoupment policy that the Company otherwise adopts, in each case to the extent applicable and permissible under applicable law.
(c)No recovery of compensation pursuant to the foregoing provisions will constitute an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with the Company.
18.3Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

Paylocity 2027 Proxy Statement	B-22

Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
18.4Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Committee may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares, amount of cash, or other property subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
18.5Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
18.6Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4 or another provision of the Plan.
18.7Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
18.8Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
18.9Provisions for Non-U.S. Participants. The Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
18.10Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering any offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any share of Stock or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
18.11Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares of Stock held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 18.12 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 18.12, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

B-23	Paylocity 2027 Proxy Statement

Appendix B - The Second Amended and Restated 2023 Equity Incentive Plan
18.12Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.
18.13Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
18.14Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
18.15No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
18.16Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
18.17Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Illinois, without regard to its conflict of law rules.

Paylocity 2027 Proxy Statement	B-24

Forward Together.

1400 American Lane
Schaumburg, IL 60173

paylocity.com

investors.paylocity.com

paylocity

paylocity

PAYLOCITY HOLDING CORPORATION
1400 AMERICAN LANE
SCHAUMBURG, IL 60173

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T03798-P55924 KEEP THIS PORTION FOR YOUR RECORDS

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PAYLOCITY HOLDING CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Steven R. Beauchamp
02) Linda M. Breard
03) Virginia G. Breen
04) Robin L. Pederson
05) Andres D. Reiner
06) Kenneth B. Robinson
07) Steven I. Sarowitz
08) Ronald V. Waters III
09) Toby J. Williams

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T03799-P55924

PAYLOCITY HOLDING CORPORATION
Annual Meeting of Stockholders
December 3, 2026 8:30 AM CST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steven R. Beauchamp and Toby J. Williams as proxies, with the power to appoint each of his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PAYLOCITY HOLDING CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, CST on December 3, 2026, virtually at www.virtualshareholdermeeting.com/PCTY2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side